                                                                 Exhibit 10(l)

                                                                [Execution Copy]

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                   $60,000,000

                                CREDIT AGREEMENT

                          Dated as of February 1, 1993

                                      Among

                                SUNAMERICA INC.,

                             SUNAMERICA CORPORATION

                                       and

                           SUNAMERICA FINANCIAL, INC.,

                                  as Borrowers,

                             THE BANKS NAMED HEREIN,

                                   as Lenders,

                                       and

                                 CITIBANK, N.A.,

                                    as Agent


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE  OF  CONTENTS

Section                                                                 Page
- -------                                                                 ----

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

1.01    Certain Defined Terms. . . . . . . . . . . . . . . . . . . . .    1
1.02    Computation of Time Periods. . . . . . . . . . . . . . . . . .   19
1.03    Accounting Terms . . . . . . . . . . . . . . . . . . . . . . .   19
1.04    Convention Statement . . . . . . . . . . . . . . . . . . . . .   19


                                   ARTICLE II
                                  THE ADVANCES

2.01    Commitments to Lend. . . . . . . . . . . . . . . . . . . . . .   20
2.02    Notice of Committed Borrowings . . . . . . . . . . . . . . . .   20
2.03    Money Market Borrowings. . . . . . . . . . . . . . . . . . . .   21
2.04    Notice to Lenders; Funding of Advances . . . . . . . . . . . .   26
2.05    Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
2.06    Maturity of Advances . . . . . . . . . . . . . . . . . . . . .   28
2.07    Interest Rates . . . . . . . . . . . . . . . . . . . . . . . .   28
2.08    Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
2.09    Extension of Termination Date. . . . . . . . . . . . . . . . .   33
2.10    Optional Termination or Reduction
          of Commitments . . . . . . . . . . . . . . . . . . . . . . .   35
2.11    Mandatory Termination or Reduction
          of the Commitments . . . . . . . . . . . . . . . . . . . . .   35
2.12    Optional Prepayments . . . . . . . . . . . . . . . . . . . . .   35
2.13    General Provisions as to Payments. . . . . . . . . . . . . . .   36
2.14    Funding Losses . . . . . . . . . . . . . . . . . . . . . . . .   37
2.15    Computation of Interest and Fees . . . . . . . . . . . . . . .   37
2.16    Sharing of Payments, etc . . . . . . . . . . . . . . . . . . .   37
2.17    Withholding Tax Exemption. . . . . . . . . . . . . . . . . . .   38
2.18    Regulation D Compensation. . . . . . . . . . . . . . . . . . .   40


                                  ARTICLE   III
                            CHANGES IN CIRCUMSTANCES

3.01    Basis for Determining Interest
          Rate Inadequate or Unfair. . . . . . . . . . . . . . . . . .   41
3.02    Illegality . . . . . . . . . . . . . . . . . . . . . . . . . .   42
3.03    Increased Cost and Reduced Return. . . . . . . . . . . . . . .   43
3.04    Base Rate Advances Substituted for
          Affected Fixed Rate Advances . . . . . . . . . . . . . . . .   45

Section                                                                 Page
- -------                                                                 ----

3.05    Substitution of Lender . . . . . . . . . . . . . . . . . . . .   46
3.06    Discretion of Lenders as to
          Manner of Funding. . . . . . . . . . . . . . . . . . . . . .   46
3.07    Conclusiveness of Statements;
          Survival of Provisions . . . . . . . . . . . . . . . . . . .   47


                                   ARTICLE IV
                              CONDITIONS OF LENDING

4.01    Effectiveness. . . . . . . . . . . . . . . . . . . . . . . . .   47
4.02    Conditions Precedent to Advances . . . . . . . . . . . . . . .   48


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

5.01    Organization, etc. . . . . . . . . . . . . . . . . . . . . . .   49
5.02    Authorization. . . . . . . . . . . . . . . . . . . . . . . . .   49
5.03    No Conflict. . . . . . . . . . . . . . . . . . . . . . . . . .   50
5.04    Governmental Consents. . . . . . . . . . . . . . . . . . . . .   50
5.05    Validity . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
5.06    Financial Statements . . . . . . . . . . . . . . . . . . . . .   50
5.07    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . .   52
5.08    Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
5.09    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . .   52
5.10    Compliance with ERISA. . . . . . . . . . . . . . . . . . . . .   52
5.11    Investment Company Act . . . . . . . . . . . . . . . . . . . .   53
5.12    Public Utility Holding Company Act . . . . . . . . . . . . . .   53
5.13    Margin Regulation. . . . . . . . . . . . . . . . . . . . . . .   53
5.14    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
5.15    Accuracy of Information. . . . . . . . . . . . . . . . . . . .   54
5.16    Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
5.17    Governmental Authorizations. . . . . . . . . . . . . . . . . .   54
5.18    Insurance Licenses . . . . . . . . . . . . . . . . . . . . . .   54
5.19    Compliance with Laws . . . . . . . . . . . . . . . . . . . . .   55
5.20    No Default . . . . . . . . . . . . . . . . . . . . . . . . . .   55


                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

6.01    Reports, Certificates and
          Other Information. . . . . . . . . . . . . . . . . . . . . .   55
6.02    Corporate Existence; Foreign
          Qualification. . . . . . . . . . . . . . . . . . . . . . . .   61

Section                                                                 Page
- -------                                                                 ----

6.03    Compliance with Laws . . . . . . . . . . . . . . . . . . . . .   61
6.04    Books, Records and Inspections . . . . . . . . . . . . . . . .   61
6.05    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . .   61
6.06    Maintenance of Properties. . . . . . . . . . . . . . . . . . .   62
6.07    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
6.08    Maintenance of Ratings . . . . . . . . . . . . . . . . . . . .   62
6.09    Compliance with ERISA. . . . . . . . . . . . . . . . . . . . .   62


                                   ARTICLE VII
                               NEGATIVE COVENANTS

7.01    Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
7.02    Consolidation, Merger, Sales of Stock and
          Assets, etc. . . . . . . . . . . . . . . . . . . . . . . . .   65
7.03    Business Activities. . . . . . . . . . . . . . . . . . . . . .   67


                                  ARTICLE VIII
                               FINANCIAL COVENANTS

8.01    Consolidated Tangible Net Worth. . . . . . . . . . . . . . . .   67
8.02    Consolidated Debt to Total Capital . . . . . . . . . . . . . .   67
8.03    Risk-Based Capital Ratio . . . . . . . . . . . . . . . . . . .   67
8.04    Total Invested Assets. . . . . . . . . . . . . . . . . . . . .   67


                                   ARTICLE IX
                                EVENTS OF DEFAULT

9.01    Events of Default. . . . . . . . . . . . . . . . . . . . . . .   68


                                    ARTICLE X
                                      AGENT

10.01   Authorization and Action . . . . . . . . . . . . . . . . . . .   71
10.02   Agent's Reliance, etc. . . . . . . . . . . . . . . . . . . . .   71
10.03   Agent and Affiliates . . . . . . . . . . . . . . . . . . . . .   72
10.04   Lender Credit Decision . . . . . . . . . . . . . . . . . . . .   72
10.05   Indemnification. . . . . . . . . . . . . . . . . . . . . . . .   73
10.06   Successor Agent. . . . . . . . . . . . . . . . . . . . . . . .   73

Section                                                                 Page
- -------                                                                 ----

                                   ARTICLE XI
                                  MISCELLANEOUS

11.01   Amendments, etc. . . . . . . . . . . . . . . . . . . . . . . .   74
11.02   Notices, etc.. . . . . . . . . . . . . . . . . . . . . . . . .   75
11.03   No Waiver; Remedies. . . . . . . . . . . . . . . . . . . . . .   75
11.04   Costs and Expenses . . . . . . . . . . . . . . . . . . . . . .   75
11.05   Right of Set-off . . . . . . . . . . . . . . . . . . . . . . .   76
11.06   Binding Effect . . . . . . . . . . . . . . . . . . . . . . . .   77
11.07   Assignments and Participations . . . . . . . . . . . . . . . .   77
11.08   Submission to Jurisdiction;
          Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . .   81
11.09   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . .   81
11.10   Execution in Counterparts. . . . . . . . . . . . . . . . . . .   81
11.11   Collateral . . . . . . . . . . . . . . . . . . . . . . . . . .   82

                                    EXHIBITS


Exhibit A      -    Form of Note

Exhibit B      -    Form of Notice of Committed Borrowing

Exhibit C      -    Form of Money Market Quote Request

Exhibit D      -    Form of Invitation for Money Market Quotes

Exhibit E      -    Form of Money Market Quote

Exhibit F      -    Form of Notice of Extension

Exhibit G      -    Form of Opinion of counsel for the Bor-
                      rowers

Exhibit H      -    Form of Assignment and Acceptance

Exhibit I      -    Form of Consolidating Quarterly Reports of
                      the Borrowers

                                CREDIT AGREEMENT

                          Dated as of February 1, 1993


               SUNAMERICA INC., a Maryland corporation ("SunAmerica"), SUNAMERICA CORPORATION, a Delaware corporation ("SACO"), and SUNAMERICA FINANCIAL, INC., a Georgia corporation ("SAFI," and together with SunAmerica and SACO, the "Borrowers"), the banks listed on the signature pages hereof (the "Lenders") and CITIBANK, N.A., as agent (the "Agent") for the Lenders hereunder, agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ABSOLUTE RATE AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

          "ADJUSTED CD RATE" has the meaning set forth in Section 2.07(b).

          "ADVANCE" means an advance under Article II by a Lender to a Borrower pursuant to its Commitment, and refers to a CD Advance, Base Rate Advance, Eurodollar Advance or Money Market Advance (each of which shall be a "Type" of Advance).

          "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.

          "AGENT" means Citibank, as agent, or any successor thereof.

          "AGREEMENT" means this Credit Agreement, as the same may be amended, modified or supplemented from time to time.

          "ANCHOR" means Anchor National Life Insurance Company, a California stock insurance company.

          "ANNUAL REPORTS" has the meaning set forth in Section 5.06(b)(i).

          "APPLICABLE LENDING OFFICE" means, with respect to each Lender, (a) in the case of its Domestic Advances, its Domestic Lending Office, (b) in the case of its Eurodollar Advances, its Eurodollar Lending Office, and (c) in the case of its Money Market Advances, its Money Market Lending Office.

          "ASSESSMENT RATE" has the meaning set forth in Section 2.07(b).

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit H hereto.

          "BASE RATE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; or

          (b) the sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of
     (i) 1/2 of one percent per annum PLUS (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offered rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Domestic Business Day, on the next succeeding Domestic Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and pub-lished by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three month U.S. dollar nonpersonal time deposits in the United States, PLUS (iii) the average during such three-week period of the highest and lowest annual assessment rate (rounded upward, if necessary, to the next higher 1/100 of 1%) which the Federal Deposit Insurance Corporation (or any successor) charges banking institutions on the basis of their assessment rate classification for such Corporation's insuring U.S. dollar deposits in the United States.

          "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a).

          "BENEFIT ARRANGEMENT" means, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multi-employer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "BORROWERS" has the meaning set forth in the first paragraph of this Agreement and their permitted successors and assigns.

          "BORROWING" means a borrowing pursuant to a Notice of Borrowing consisting of Advances of the same Type made on the same day by the Lenders.

          "CAPITAL LEASE" means a lease which has been or should be, in accordance with GAAP, treated as a capital lease.

          "CD ADVANCE" means an Advance that bears interest as provided in
     Section 2.07(b).

          "CD BASE RATE" has the meaning set forth in Section 2.07(b).

          "CD MARGIN" has the meaning set forth in Section 2.07(b).

          "CD REFERENCE BANKS" means Citibank, Chemical Bank and The First National Bank of Chicago.

          "CHANGE IN CONTROL" means, during any 12 month period, that individuals who as of the first day of such 12 month period constitute SunAmerica's Board of Directors (such Board of Directors as of the day immediately preceding such first day, the "incumbent Board"), cease for any reason to constitute at least a majority of the directors constituting the Board of Directors, PROVIDED that any person becoming a director during such 12 month period whose election, or nomination for election by SunAmerica's shareholders, was approved by a vote of at least three-quarters of the then directors who are members of the incumbent Board shall be, for purposes of this definition, considered as though such person were a member of the incumbent Board unless such person's initial assumption of office is (a) in connection with the acquisition by a third person, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, of 20% or more of the total voting power of outstanding SunAmerica Voting Stock (unless such acquisition of beneficial ownership was approved by a majority of the Board of Directors who are members of the incumbent Board), or (b) in connection with an actual or threatened election contest relating to the election of the directors of SunAmerica, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act.

          "CITIBANK" means Citibank, N.A.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COMMITMENT" means the amount set forth opposite each Lender's name on the signature pages hereof (or in an Assignment and Acceptance entered into by it) as its Commitment (which shall be

     $60,000,000 in the aggregate for all Lenders as of the Effective Date), as such amount may be adjusted from time to time to give effect to Money Market Reductions pursuant to Section 2.01 or reduced from time to time pursuant to Section 2.10.

          "COMMITTED ADVANCE" means an Advance made by a Lender pursuant to
     Section 2.01.

          "COMMITTED BORROWING" means a Borrowing consisting of Committed Advances.

          "CONSOLIDATED DEBT" means the consolidated Debt of SunAmerica and its Subsidiaries, determined in accordance with GAAP, to the extent such Debt is reflected or is required under GAAP to be reflected on the consolidated balance sheet of SunAmerica and its Subsidiaries, PROVIDED that such Debt shall not include Debt specified in clause (vii) of the definition of Debt or in clauses (ii) and (iii) (so long as none of the events referred to in the parenthetical clause of such clause (iii) has occurred) of the definition of Permitted Collateralization Obligations.

          "CONSOLIDATED TANGIBLE NET WORTH" means, without duplication, the total of (a) the consolidated shareholders' equity of SunAmerica and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, PLUS (b) the stated value of all outstanding SACO preferred stock reflected thereon (less the stated value of SACO preferred stock held by SunAmerica or any of its Subsidiaries), PLUS OR MINUS, as the case may be, (c) any net unrealized losses or gains, as the case may be, on securities "available for sale" shown thereon as a separate component of consolidated shareholders' equity in accordance with the Proposed Statement of Financial Accounting Standards "Accounting for Certain Investments in Debt and Equity Securities", as the same may be implemented, MINUS (d) the carrying value of goodwill, any covenant not to compete, capitalized organizational expenses and other assets treated as intangibles under GAAP arising from the acquisition, through stock purchase, merger or otherwise, of the stock or assets of any Person (other than intangibles classified as deferred acquisition costs arising from the writing of new insurance policies or contracts), and MINUS (e) treasury stock and capital stock, obligations or other securities of, or capital contributions to, or investments in, any unconsolidated Subsidiary.

          "CONSOLIDATED TOTAL CAPITAL" means, as of any date of determination, the sum of Consolidated Tangible Net Worth plus Consolidated Debt.

          "CONTINGENT OBLIGATION" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's liability with respect to any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability outstanding thereunder.

          "CONVENTION STATEMENT" means each annual and quarterly financial statement of each Insurance Subsidiary as filed with the appropriate Governmental Authority of its state of domicile, as such form may be amended from time to time pursuant to the requirements of such Governmental Authority.

          "DEBT" means, with respect to any Person at any date, without duplication: (i) all obligations of such Person for borrowed money or for loans or advances; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all Capital Lease obligations of such Person; (iv) all obligations of such Person to pay the deferred purchase price of property or services, and Debt secured by a Lien on property owned or being purchased by such Person (including Debt arising under conditional sales or other title retention agreements); (v) all Debt of another Person secured by a Lien on any assets of such first Person, whether or not such Debt is assumed by such first Person; (vi) all non-contingent obligations of such Person as account party to reimburse any bank or other Person in respect of amounts actually paid under a letter of credit or similar instrument; (vii) all obligations of such Person to purchase securities (or other property) that arise out of or in connection with the sale of the same or substantially similar securities or property (e.g., obligations under repurchase agreements and reverse repurchase agreements); and (viii) all Contingent Obligations of such Person with respect to the Debt of another Person, PROVIDED that Debt shall not include
     (a) accounts payable arising in the ordinary course of business, (b) contingent liabilities with respect to certain reinsurance arrangements of Sun Life disclosed in footnote number 6 to Consolidated Financial Statements of SunAmerica for the fiscal year ended September 30, 1992, (c) obligations arising in the capacity as a creditor in respect of loan or swap participations and similar arrangements in the ordinary course of business or (d) obligations under insurance policies or contracts, guaranteed investment contracts, funding agreements or similar obligations issued or entered into by the Borrowers and their Subsidiaries; and PROVIDED FURTHER that, with respect to any Debt of another Person specified in clause (v) not assumed by the first Person, the amount of such Debt shall be the lower of the amount of the obligation or the fair market value of the collateral securing such obligation.

          "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "DEPARTMENT" means, with respect to an Insurance Subsidiary, the Governmental Authority responsible for the regulation of the insurance business in its state of domicile.

          "DOMESTIC ADVANCES" means Base Rate Advances or CD Advances or both.

          "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

          "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" on the signature pages hereof or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to SunAmerica and the Agent.

          "DOMESTIC RESERVE PERCENTAGE" has the meaning set forth in Section 2.07(b).

          "EFFECTIVE DATE" has the meaning set forth in Section 4.01.

          "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the OECD, or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, PROVIDED that, in the case of clause (iii), such bank is acting through a branch or agency located in the United States and, in the case of clauses (i) through (iii), such institution has a senior secured long term debt rating of at least "BBB-" or above by Standard & Poor's or "Baa3" or above by Moody's; (iv) a finance company, insurance company or other financial institution or fund organized under the laws of the United States, or any State thereof, which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and which has total assets in excess of $5,000,000,000, PROVIDED that any such Person under this clause (iv) is acceptable to SunAmerica in its discretion; and (v) any other Person who is acceptable to SunAmerica and the Agent or is an Affiliate of a Person identified in clause (i), (ii) or (iii) above; PROVIDED that no Affiliate of SunAmerica shall be an Eligible Assignee hereunder.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA GROUP" means SunAmerica and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with SunAmerica, are treated as a single employer under Section 414 of the Code.

          "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "EURODOLLAR ADVANCE" means an Advance that bears interest as provided in Section 2.07(c).

          "EURODOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" on the signature page hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to SunAmerica and the Agent.

          "EURODOLLAR MARGIN" has the meaning set forth in Section 2.07(c).

          "EURODOLLAR REFERENCE BANKS" means Citibank, Chemical Bank and The First National Bank of Chicago.

          "EURODOLLAR RESERVE PERCENTAGE" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" under Regulation D (including any category of extensions of credit or other assets in respect of "Eurocurrency Liabilities" that includes loans by a non-United States office of any Lender to United States residents).

          "EVENT OF DEFAULT" has the meaning set forth in Section 9.01.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect from time to time.

          "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, PROVIDED that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Citibank on such day on such transactions as determined by the Agent.

          "FIRST SUN" means First SunAmerica Life Insurance Company, a New York stock life insurance company.

          "FIXED RATE ADVANCES" means CD Advances or Eurodollar Advances or Money Market Advances (excluding Money Market LIBOR Advances bearing interest at the Base Rate pursuant to Section 3.01) or any combination of the foregoing.

          "GAAP" means generally accepted accounting principles in the United States of America used in connection with the preparation of the financial statements referred to in
     Section 5.06(b).

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

          "INFORMATION MEMORANDUM" has the meaning set forth in Section 5.06(b)(ii).

          "INSURANCE CODE" means the Insurance Code of the state where any Insurance Subsidiary is domiciled or doing insurance business and any successor statute of similar import, together with the regulations there-under, as amended or otherwise modified and in effect from time to time.

          "INSURANCE SUBSIDIARIES" means Anchor, First Sun and Sun Life so long as they are Subsidiaries of any Borrower and any other Subsidiary of any Borrower that holds one or more Licenses to conduct an insurance business.

          "INTEREST PERIOD" means:

          (a) with respect to each Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending 1, 2, 3 or 6 months thereafter, as the applicable Borrower may elect in the applicable Notice of Borrowing, PROVIDED that:

               (i) any Interest Period that would otherwise end on a day that is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day; and

               (ii) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month;

          (b) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the applicable Borrower may elect in the applicable Notice of Borrowing, PROVIDED that any Interest Period that would otherwise end on a day that is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day;


          (c) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending any number of days thereafter up to 30, as the applicable Borrower may elect in the applicable Notice of Borrowing, PROVIDED that such Interest Period shall end on a Domestic Business Day; and

          (d) with respect to (x) any Money Market Absolute Rate Advance, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 7 nor more than 180 days) or (y) any Money Market LIBOR Advance, the period commencing on the date of such Borrowing and ending 1, 2, 3, or 6 months thereafter, in each case as the applicable Borrower shall select in the applicable Notice of Borrowing, PROVIDED that such Interest Period shall end on a Eurodollar Business Day or Domestic Business Day, as the case may be;

     PROVIDED that with respect to clauses (a), (b), (c) and (d) above:

               (i) the Borrowers may not select any Interest Period that ends after the Termination Date; and

               (ii) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration.

          "INVESTMENT" shall mean any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

          "INVESTMENT GRADE SECURITIES" shall mean non-equity securities that are rated "BBB-" or better by Standard & Poor's or "Baa3" or better by Moody's or "1" or "2" by the NAIC.

          "LENDERS" means each of the financial institutions identified as such on the signature pages hereof and their successors and assigns.

          "LEVEL I STATUS" means that, at 8:30 a.m. New York City time at any date of determination, SunAmerica's senior unsecured long term debt is rated "AA-" or better by Standard & Poor's and "A3" or better by Moody's.

          "LEVEL II STATUS" means that, at 8:30 a.m. New York City time at any date of determination, neither Level I Status nor Level III Status exists.

          "LEVEL III STATUS" means that, at 8:30 a.m. New York City time at any date of determination, SunAmerica's senior unsecured long term debt is rated "BBB+" or below by Standard & Poor's or "Baa3" or below by Moody's or is not rated as of such date by Standard & Poor's or Moody's.

          "LIABILITIES" means all obligations of the Borrowers to the Lenders or the Agent which arise out of or in connection with this Agreement or the Notes.

          "LIBOR AUCTION" means a solicitation of Money Market quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

          "LICENSE" has the meaning set forth in Section 5.18.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

          "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.07(c).

          "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means any change, event, action, condition or effect that individually or in the aggregate (i) materially and adversely affects the consolidated business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrowers and their Subsidiaries taken as a whole or (ii) materially and adversely impairs the ability of the Borrowers collectively to perform their obligations under this Agreement.

          "MATERIAL SUBSIDIARY" means Anchor and Sun Life so long as they are Subsidiaries of any Borrower and any other Subsidiary of any Borrower now existing or hereafter acquired or formed that for or as of the end of SunAmerica's most recent fiscal year had (i) pretax income in excess of 10% of the consolidated pretax income of SunAmerica reflected in its consolidated financial statements for its most recent fiscal year or (ii) assets in excess of 10% of the consolidated assets of SunAmerica reflected in its consolidated financial statements as of the end of its most recent fiscal year.

          "MONEY MARKET ABSOLUTE RATE" has the meaning set forth in Section 2.03(d).

          "MONEY MARKET ABSOLUTE RATE ADVANCE" means an Advance to be made by a Lender pursuant to an Absolute Rate Auction.

          "MONEY MARKET ADVANCE" means a Money Market LIBOR Advance or a Money Market Absolute Rate Advance.

          "MONEY MARKET BORROWING" means a Borrowing consisting of Money Market Advances.

          "MONEY MARKET LENDING OFFICE" means, as to each Lender, its Domestic Lending Office or such other office, branch or affiliate of such Lender as it may hereafter designate as its Money Market Lending Office by notice to SunAmerica and the Agent, PROVIDED that any Lender may from time to time by notice to SunAmerica and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Advances and its Money Market Absolute

     Rate Advances, in which case all references herein to the Money Market Lending Office of such Lender shall be deemed to refer to either or both of such offices, as the context may require.

          "MONEY MARKET LIBOR ADVANCE" means an Advance to be made by a Lender pursuant to a LIBOR Auction (including such an Advance bearing interest at the Base Rate pursuant to Section 3.01).

          "MONEY MARKET MARGIN" has the meaning set forth in Section 2.03(d).

          "MONEY MARKET QUOTE" means an offer by a Lender to make a Money Market Advance in accordance with Section 2.03.

          "MONEY MARKET REDUCTION" has the meaning set forth in Section 2.01.

          "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto.

          "MULTIEMPLOYER PLAN" means a Plan described in Section 4001(a)(3) of ERISA.

          "NAIC" means the National Association of Insurance Commissioners.

          "NOTE" means a promissory note of the Borrowers payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrowers to such Lender resulting from the Advances made by such Lender.

          "NOTICE OF BORROWING" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

          "NOTICE OF EXTENSION" has the meaning set forth in Section 2.09.

          "OTHER AGREEMENT" means the Credit Agreement dated as of February 1, 1993 among the Borrowers, Citibank, as Agent, and the Lenders providing a $90,000,000 revolving credit facility.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERMITTED COLLATERALIZATION ASSETS" means assets pledged to secure Permitted Collateralization Obligations.

          "PERMITTED COLLATERALIZATION OBLIGATIONS" means the collateralized obligations of the Borrowers and their Subsidiaries relating to (i) the 1989 securitization of variable annuity fees of Anchor, (ii) real estate mortgage investment conduits (REMICs), pass-through obligations, collateralized mortgage obligations, collateralized bond and loan obligations, other asset-backed securitizations of properties, rights or receivables of SunAmerica or its Subsidiaries, or similar instruments, except any such collateralized obligations to the extent such collateralized obligations require a cash payment by any Borrower or its Subsidiary (other than advances in connection with the servicing of any such REMIC, pass-through obligation, collateralized mortgage obligation, collateralized bond obligation or similar instrument or payments to repurchase collateral), recourse for the payment of which is not limited to the specific assets of such Borrower or such Subsidiary serving as collateral for such obligations and (iii) the securitization of Rule 12b-1 fee income under the Investment Company Act of 1940, as amended, and associated sales charges earned by the Borrowers or their Subsidiaries, except any such securitization to the extent such securitization requires a cash payment by any Borrower or its Subsidiary (other than payments that may be required upon the occurrence of certain events, the occurrence of which is considered unlikely by management of SunAmerica), recourse for the payment of which is not limited to such Rule 12b-1 fees or sales charges.

          "PERMITTED LIENS" has the meaning set forth in Section 7.01.

          "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "PLAN" means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) that is subject to Title IV of ERISA or the minimum funding standards under Section 412 of the Internal Revenue Code and is maintained, or contributed to, by any member of the ERISA Group.

          "REGISTER" has the meaning set forth in Section 11.07(c).

          "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "REQUIRED LENDERS" means Lenders having more than 66 2/3% of the Commitments, or if the Commitments have terminated or expired, more than 66 2/3% of the aggregate principal amount of the Advances outstanding at such time.

          "RESPONSIBLE OFFICER" means any of the following officers of any
     Borrower: the chairman, the chief executive officer, the president, the chief financial officer, the chief operating officer, the chief investment officer or the treasurer. If any of the titles of the preceding officers are changed after the date hereof, the term "Responsible Officer" shall thereafter mean any officer performing substantially the same functions as are presently performed by one or more of the officers listed in the first sentence of this definition.

          "RISK-BASED CAPITAL RATIO" means, with respect to any Insurance Subsidiary, the ratio computed in accordance with the Risk Based Capital Formula for life insurance companies as adopted by the NAIC and in effect on December 6, 1992.

          "SACO" means SunAmerica Corporation, a Delaware corporation.

          "SAFI" means SunAmerica Financial, Inc., a Georgia corporation.

          "SAP" means, as to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the applicable Department.

          "STANDARD & POOR'S" or "S&P" means Standard & Poor's Corporation and any successor thereto.

          "SUBSIDIARY" means, as to any Person, any corporation, partnership, joint venture, trust, association or other unincorporated organization of which or in which such Person and such Person's Subsidiaries own directly or indirectly more than 50% of (i) the combined voting power of all classes then outstanding of Voting Stock, if it is a corporation, (ii) the capital interest or partnership interest, if it is a partnership, joint venture or similar entity, or (iii) the beneficial interest, if it is a trust, association or other unincorporated organization, PROVIDED that (a) no Person of which any Borrower or any of its Subsidiaries acquires or has acquired control in the ordinary course of its business in connection with or as a consequence of any debt or equity financing shall be deemed a Subsidiary and (b) no Person (including a joint venture) which has been organized by any Borrower or any of its Subsidiaries solely for the purpose of making or holding an individual asset or group of related assets and has no other operations or independent management shall be deemed a Subsidiary, unless such Person (1) is or under GAAP should be treated as a consolidated subsidiary of SunAmerica in the preparation of its consolidated financial statements and (2) would also be classified as a Material Subsidiary.

          "SUNAMERICA" means SunAmerica Inc., a Maryland corporation.

          "SUN LIFE" means Sun Life Insurance Company of America, a Maryland stock insurance company.

          "TERMINATION DATE" means January 30, 1994 or any extension thereof pursuant to Section 2.09 or the earlier date of termination in whole of the Commitments pursuant to Section 2.10 or 9.01.

          "TOTAL INVESTED ASSETS" means, as of any date of determination, the amount of invested assets directly owned by the Borrowers, excluding Investments in Affiliates, and reflected in the line "Total Investments" on the balance sheet of the Borrowers, as a group, delivered pursuant to Section 6.01(c), such amount to be calculated on a basis consistent with the preparation of the consolidating balance sheet as of September 30, 1992 delivered to the Lenders and attached as
     Exhibit I hereto.

          "TYPE" refers to the distinction between Advances bearing interest at the Eurodollar Rate, Adjusted CD Rate, Base Rate or a Money Market Quote rate.

          "U.S. WITHHOLDING TAXES" has the meaning set forth in Section 2.17(a).

          "VOTING STOCK" means, with respect to any Person, any class of capital stock of such Person normally entitled to vote for the election of directors.

          SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding."

          SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein other than those used solely in respect of an Insurance Subsidiary shall be construed in accordance with GAAP. All accounting terms not specifically defined herein and used solely in respect of an Insurance Subsidiary shall, unless GAAP is otherwise specified, be construed in accordance with SAP applicable to that Insurance Subsidiary.

          SECTION 1.04. CONVENTION STATEMENT. In the event any amendment to the form of or requirements for Convention Statements causes the calculation of the Risk-Based Capital Ratio as adopted by the NAIC on December 6, 1992 to be impracticable or to produce results that do not reflect the original intent of the parties hereto, the provisions of this Agreement relating to the Risk Based Capital Ratio shall be adjusted as the Required Lenders and Borrowers in good faith may negotiate to insure that the operation of the affected provisions of this Agreement after such amendment is consistent with the operation prior thereto.

                                   ARTICLE II

                                  THE ADVANCES

          SECTION 2.01. COMMITMENTS TO LEND. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Advances constituting Committed Advances from time to time during the period from the Effective Date to the Termination Date in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment, PROVIDED that the aggregate amount of the Commitments shall be deemed used from time to time, for purposes of making Committed Advances pursuant to this Section 2.01, in the aggregate amount of Money Market Advances outstanding from time to time, and such deemed use of the aggregate amount of Commitments shall be applied to the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of Commitments referred to herein as the "Money Market Reduction"). Each Borrowing under this Section 2.01 in respect of such Committed Advances shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $5,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 4.02(d)), and shall be made from the several Lenders ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrowers may borrow under this Section, repay, or to the extent permitted by Section 2.12, prepay Advances and reborrow at any time during the period from the Effective Date to the Termination Date.

          SECTION 2.02. NOTICE OF COMMITTED BORROWINGS. The applicable Borrower shall give the Agent notice (a "Notice of Committed Borrowing"), in substantially the form of Exhibit B hereto, not later than (x) 11:00 A.M. New York City time on the date of each Base Rate Borrowing, (y) 12:00 P.M. New York City time on the second Domestic Business Day before each CD Borrowing and (z) 12:00 P.M. New York City time on the third Eurodollar Business Day before each Eurodollar Borrowing, specifying:

          (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Eurodollar Business Day in the case of a Eurodollar Borrowing;

          (b)  the aggregate amount of such Borrowing;

          (c) whether the Advances comprising such Borrowing are to be CD Advances, Base Rate Advances or Eurodollar Advances;

          (d) whether Level I Status, Level II Status or Level III Status exists on the date of such notice; and

          (e) the duration of the Interest Period with respect thereto, subject to the provisions of the definition of Interest Period.

          SECTION 2.03.  MONEY MARKET BORROWINGS.
(a)  THE MONEY MARKET OPTION. Each Borrower may, as set forth in this
Section 2.03, request the Lenders before the Termination Date to make offers to make Money Market Advances to such Borrower. The Lenders may, but shall have no obligation to, make such offers and such Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.
A Lender lending to the Borrower pursuant to an accepted offer to make Money Market Advances shall remain obligated to make Committed Advances in proportion to its respective Commitment within the limitations of Section 4.02(d).

          (b) MONEY MARKET QUOTE REQUEST. When a Borrower wishes to request offers to make Money Market Advances under this Section 2.03, it shall transmit to the Agent by telex or facsimile telecopy a Money Market Quote Request substantially in the form of Exhibit C hereto so as to be received no later than 11:00 A.M. New York City time (x) on the fifth Eurodollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction, or (y) on the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the requesting Borrower and the Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), specifying:

          (i) the proposed date of Borrowing, which shall be a Eurodollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction;

          (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $5,000,000 (except that such Borrowing may be in the aggregate amount available in accordance with Section 4.02(d));

         (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and

          (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrowers may request offers to make Money Market Advances for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within 5 Eurodollar Business Days in the case of a LIBOR Auction or 5 Domestic Business Days in the case of an Absolute Rate Auction (or such other number of days as SunAmerica and the Agent may agree) of any other Money Market Quote Request.

          (c) INVITATION FOR MONEY MARKET QUOTES. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Lenders by telex or facsimile telecopy an Invitation for Money Market Quotes substantially in the form of Exhibit D hereto, which shall constitute an invitation by the requesting Borrower to each Lender to submit Money Market Quotes offering to make the Money Market Advances to which such Money Market Quote Request relates in accordance with this Section 2.03.

          (d) SUBMISSION AND CONTENTS OF MONEY MARKET QUOTES. (i) Each Lender may submit a Money Market Quote containing an offer or offers to make Money Market Advances in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by facsimile telecopy at its offices specified in or pursuant to Section 11.02 not later than (x) 2:00 P.M. New York City time on the fourth Eurodollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 10:00 A.M. New York City time on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the requesting Borrower and the

Agent shall have mutually agreed to and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), PROVIDED that Money Market Quotes submitted by the Agent (or any Affiliate of the Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Agent or such Affiliate notifies the requesting Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Lenders, in the case of a LIBOR Auction, or
(y) 15 minutes prior to the deadline for the other Lenders, in the case of an Absolute Rate Auction. Subject to Articles IV and IX, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the requesting Borrower.

         (ii) Each Money Market Quote shall be in substantially the form of Exhibit E hereto and shall in any case specify:

          (A)  the proposed date of Borrowing and the Interest Period therefor;

          (B) the principal amount of the Money Market Advance for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Lender, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Advances for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Advances for which offers being made by such quoting Lender may be accepted;

          (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Advance, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such applicable rate;

          (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute

     Rate") offered for each such Money Market Advance; and

          (E)  the identity of the quoting Lender.

A Money Market Quote may set forth up to five separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

          (iii)     Any Money Market Quote shall be disregarded if it:

          (A) is not substantially in conformity with Exhibit E hereto or does not specify all of the information required by subsection (d)(ii);

          (B) contains qualifying, conditional or similar language or, in particular, is conditioned on acceptance by the requesting Borrower of all or some specified minimum principal amount of the Money Market Advance for which such Money Market Quote is being made;

          (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

          (D)  arrives after the time set forth in subsection (d)(i).

          (e) NOTICE TO BORROWER. The Agent shall notify the requesting Borrower promptly of the terms (i) of any Money Market Quote submitted by a Lender that is in accordance with subsection (d) and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Lender with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the requesting Borrower shall specify (A) the aggregate principal amount of Money Market Advances for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates so offered and

(C), if applicable, limitations on the aggregate principal amount of Money Market Advances for which offers in any single Money Market Quote may be accepted.

          (f) ACCEPTANCE AND NOTICE BY BORROWER. Not later than 11:00 A.M. New York City time on (x) the third Eurodollar Business Day prior to the proposed date of Borrowing, in the case of LIBOR Auction, or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the requesting Borrower and the Agent shall have mutually agreed to and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the requesting Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e), and the failure of such Borrower to provide such notice in accordance with this clause (f) shall constitute the non-acceptance of such offers. In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The requesting Borrower may accept any Money Market Quote in whole or in part, PROVIDED that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

          (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $5,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with
     Section 4.02(d));

          (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be; and

          (iv) the requesting Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

Promptly after receipt by the Agent of the notice of acceptance from the Borrowers pursuant to this subsec-tion (f), the Agent will notify each Lender of the amount of the Money Market Borrowing and the amount of the consequent pro rata Money Market Reduction in its Commitment and the dates upon which such Money Market Reduction commenced and will terminate.

          (g) ALLOCATION BY AGENT. If offers are made by two or more Lenders with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Advances in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amount of Money Market Advances shall be conclusive in the absence of manifest error.

          SECTION 2.04. NOTICE TO LENDERS; FUNDING OF ADVANCES. (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the requesting Borrower.

          (b) Not later than 1:00 P.M. New York City time on the date of each Borrowing, each Lender participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 11.02. Unless the Agent deter-mines that any applicable condition specified in Article IV has not been satisfied, the Agent will make the funds so received from the Lenders available to the Borrowers at the Agent's aforesaid address for the account of the Borrowers or to such other account as any Borrower may specify.

          (c) The Borrowers may refinance all or any part of any Borrowing with a Borrowing of the same or a different Type (E.G., Money Market Borrowings may be refinanced with, or may be used to refinance, Committed Borrowings) provided the conditions specified in Article IV have been satisfied. Any Borrowing or part thereof so refinanced shall be deemed to be repaid with the proceeds of the new Borrowing hereunder. If any Lender makes a new Advance hereunder on a day on which the applicable Borrower is to repay all or any part of an outstanding Advance from such Lender, such Lender shall apply the proceeds of its new Advance to make such repayment and only an amount equal to the excess (if any) of the amount being borrowed over the amount being repaid shall be made available by such Lender to the Agent as provided in subsection (b). To the extent any Lender fails to pay the Agent amounts due from it pursuant to this subsection (c), the Borrowers shall not be deemed to be overdue in respect of their obligation to make the relevant payment until one Domestic Business Day after SunAmerica shall have received notice from the Agent of the failure of such Lender to make such payment.

          (d) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's share of such Borrowing, the Agent may assume that such Lender has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Agent, such Lender and the applicable Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance included in such Borrowing for purposes of this Agreement. The failure of any Lender to make any Advance to be made by it on the date specified therefor shall not relieve any other Lender of any obligation to make an Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make an Advance to be made by such other Lender.

          SECTION 2.05. NOTES. (a) The Advances of each Lender to any Borrower shall be evidenced by a single Note of the Borrowers, jointly and severally, payable to the order of such Lender in an amount equal to the aggregate unpaid principal amount of all such Lender's Advances to the Borrowers.

           (b) Each Lender may, by notice to the Borrowers and the Agent but at no cost to the Borrowers, request that its Advances of a particular Type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Advances. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Advances of the relevant Type. Each reference in this Agreement to the "Note" of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Upon receipt of each Lender's Notes pursuant to Section 4.01(a), the Agent shall mail such Note to such Lender by overnight courier or registered mail. Each Lender shall record the date, amount, type and maturity of each Advance made by it and the date and amount of each payment of principal made by any Borrower with respect thereto, and prior to any transfer of its Note or Notes shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Advance then outstanding, PROVIDED that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under the Notes. Each Lender is hereby irrevocably authorized by each Borrower so to endorse its Notes and to attach to and make a part of its Notes a continuation of any such schedule as and when required.

          SECTION 2.06. MATURITY OF ADVANCES. Each Advance included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

          SECTION 2.07. INTEREST RATES. (a) Each Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from the date such Advance is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Advance shall bear interest, payable on demand, for each day it remains unpaid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Advances for such day.

           (b) Each CD Advance shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin plus the applicable Adjusted CD Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, on the 90th day of such Interest Period. Any overdue principal of or interest on any CD Advance shall bear interest, payable on demand, for each day it remains unpaid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin applicable on such day plus the Adjusted CD Rate applicable to such Advance and
(ii) the rate applicable to Base Rate Advances for such day.

          "CD Margin" means (i) 0.425% for any day on which Level I Status exists, (ii) 0.525% for any day on which Level II Status exists and 0.625% for any day on which Level III Status exists.

          The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                   [  CDBR    ]*
          ACDR =   [ -------- ]      + AR
                   [1.00 - DRP]

         ACDR  =  Adjusted CD Rate
         CDBR  =  CD Base Rate
          DRP  =  Domestic Reserve Percentage
           AR  =  Assessment Rate

    --------------------
    * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

          The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. New York City time (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD

Advance of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

          "Domestic Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding 5 billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

          "Assessment Rate" means, for any Interest Period, the average of the highest and lowest annual assessment rate (rounded upward, if necessary, to the next higher 1/100 of 1%) which the Federal Deposit Insurance Corporation (or any successor) charges banking institutions on the basis of their assessment rate classification for such Corporation's (or such successor's) insuring time deposits at offices of such institutions in the United States during the most recent period for which such rate has been determined prior to the commencement of such Interest Period.

          (c) (i) Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Eurodollar Margin plus the applicable London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, 3 months after the first day thereof.

          "Eurodollar Margin" means (1) 0.30% for any day on which Level I Status exists, (2) 0.40% for any day on which Level II Status exists, and (3) 0.50% for any day on which Level III Status exists.

          The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the re-spective rates per annum at which deposits in dollars are offered to each of the Eurodollar Reference Banks in the London interbank market at approximately 11:00 A.M. London time 2 Eurodollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Advance of such Eurodollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          (ii) Any overdue principal of or interest on any Eurodollar Advance shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the Eurodollar Margin applicable on such day plus the higher of (x) the London Interbank Offered Rate applicable to such Advance and (y) the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (A) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than 3 Eurodollar Business Days, then for such other period of time not longer than 3 months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Eurodollar Reference Banks are offered to such Eurodollar Reference Bank in the London interbank market for the applicable period determined as provided above by (B) 1.00 minus the Eurodollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 3.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Advances for such day).

          (d) Subject to Section 3.01, each Money Market LIBOR Advance shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Borrowing) plus the Money Market Margin quoted by the Lender making such Advance in accordance with Section 2.03. Each Money Market Absolute Rate Advance shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Lender making such Advance in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, on the 90th day of such Interest Period. Any overdue principal of or interest on any Money Market Advance shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

          (e) The Agent shall determine each interest rate applicable to the Advances hereunder. The Agent shall give prompt notice to the applicable Borrower and the participating Lenders by facsimile of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. If the rating system of Moody's or Standard and Poor's shall change in a manner that causes the definition of "Level I Status", "Level II Status" or "Level III Status" no longer to have its intended meaning hereunder, or if any such rating agency shall have ceased to rate corporate debt obligations of SunAmerica for any reason other than action or inaction on the part of the Borrowers, at the request of the Borrowers, the Borrowers, the Agent and the Lenders shall negotiate in good faith to amend the references to specific ratings in the definition of "Level I Status", "Level II Status" and "Level III Status", to reflect such changed rating system or the non-availability of ratings from such rating agency.

          (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section 2.07. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 3.01 shall apply.

          SECTION 2.08. FEES. (a) COMMITMENT FEE. The Borrowers shall pay to the Agent for the account of the Lenders ratably in proportion to their respective Commitments a commitment fee at the following rates per annum: (i) 0.05% for any day on which Level I Status exists, (ii) 0.0625% for any day on which Level II Status exists and (iii) 0.10% for any day on which Level III Status exists. Such commitment fee shall accrue from the Effective Date to the Termination Date on the daily amount by which the aggregate amount of the Commitments (without giving effect to any Money Market Reductions), exceeds the aggregate outstanding principal amount of the Advances.

          (b) FACILITY FEE. The Borrowers shall pay to the Agent for the account of the Lenders ratably a facility fee at the following rates per annum:
(i) 0.075% for any day on which Level I Status exists, (ii) 0.125% for any day on which Level II Status exists and (iii) 0.175%for any day on which Level III Status exists. Such facility fee shall accrue from the Effective Date to the Termination Date (or, if all Advances have not been repaid in full on the Termination Date, to the date such Advances are repaid) on the daily average of the aggregate amount of Commitments (without giving effect to any Money Market Reductions), or, if greater, on the daily average of the outstanding principal amount of Advances.

          (c) ADDITIONAL UTILIZATION FEE. The Borrowers shall pay to the Agent for the account of the Lenders ratably in proportion to the aggregate outstanding principal amount of Advances under this Agreement and of advances under the Other Agreement of each such Lender an additional utilization fee at the rate of 0.0625% per annum on the aggregate principal amount of all Advances under this Agreement and of advances under the Other Agreement then outstanding for any day on which such aggregate outstanding principal amount of Advances and other advances exceeds 33 1/3% of the sum of the Commitments and commitments under the Other Agreement as of such date.

          (d) PAYMENTS. Accrued fees under this Section 2.08 shall be calculated on a 360 day basis and shall be payable quarterly in arrears on each March 15, June 15, September 15 and December 15 and upon the Termination Date (and, if later, the date the Advances shall be repaid in their entirety).

          SECTION 2.09. EXTENSION OF TERMINATION DATE. (a) SunAmerica, on behalf of itself and the other Borrowers, may, by written notice to the Agent in the form of Exhibit F hereto (a "Notice of Extension") given not less than 60 nor more than 90 days prior to the then effective Termination Date (the "Existing Termination Date"), advise the Lenders that the Borrowers request an extension of the Existing Termination Date to a date not later than 364 calendar days after the date the Notice of Extension becomes effective pursuant to
Section 2.09(c).

Each Notice of Extension shall specify the date to which the Existing Termination Date is to be extended or specify that such date shall be 364 days after such Notice of Extension shall have become effective pursuant to Section 2.09(c), PROVIDED that no Notice of Extension may specify a date that would cause the Termination Date to be later than January 31, 1996.

          (b) Each Notice of Extension shall be irrevocable and constitute a representation by the Borrowers that (i) neither any Default nor any Event of Default has occurred and is continuing and (ii) the representations and warranties contained in Article V are correct in all material respects on and as of the date of such Notice of Extension (except to the extent they were expressly made as of the Effective Date or expressly relate to a prior date) and will be correct in all material respects on and as of the Existing Termination Date as though made on and as of such dates.

          (c) The Agent will promptly, and in any event within 5 Domestic Business Days of the receipt of each Notice of Extension, provide the Lenders with a copy of each such Notice of Extension. Each Lender will in its sole discretion determine whether to consent to such Notice of Extension and will use its best efforts to respond to such Notice of Extension within 21 days after its receipt of notice from the Agent. Each consent of a Lender to a Notice of Extension shall be in writing and shall become effective and binding only if each other Lender (or an assignee as contemplated by this subsection (c)) has consented in writing to such Notice of Extension and such Notice of Extension has become effective in accordance with this Section 2.09(c). The Agent shall notify the Borrowers promptly after the expiration of such 21 day period as to which Lenders have consented to the extension. If less than all Lenders consent to such extension within such period, the Borrowers may require that the Lenders that do not consent to such extension assign, and such Lenders shall assign, their Commitments in their entirety pursuant to Section 11.07, no later than 15 days prior to the Existing Termination Date, to one or more Eligible Assignees (which may be one or more of the Lenders), if any, identified by the Borrowers pursuant to Section 3.05 who will consent to such extension. The Agent shall notify the Borrowers and the Lenders at least 15 days prior to the Existing Termination Date of the consent or failure to consent of the Lenders to the Notice of Extension. A Notice of Extension shall become effective, and the Existing Termination Date shall become the extended Existing Termination Date specified in such Notice of Extension, upon the receipt by the Agent of written consents signed by each of the Lenders to such Notice of Extension.

          SECTION 2.10. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. At any time prior to the Termination Date, the Borrowers may, upon at least 3 Domestic Business Days' notice to the Agent, (a) terminate the Commitments in full, if no Advances are outstanding at such time, or (b) reduce from time to time by (i) an aggregate amount of $4,000,000 or any larger multiple of $2,000,000 or (ii) the full amount thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Advances, PROVIDED that no such termination shall be effective unless the Borrowers shall also have terminated the commitments under the Other Agreement, and no such reduction shall be effective unless the Borrowers shall also have reduced the commitments under the Other Agreement in an aggregate amount equal to 150% of the amount of the reduction under clause (b). In each case the Lenders' Commitments will be terminated or ratably reduced, as the case may be.

          SECTION 2.11. MANDATORY TERMINATION OR REDUCTION OF THE COMMITMENTS. The Commitments shall terminate on the Termination Date and any Advances then outstanding (together with accrued interest thereon) shall be due and payable on such date.

          SECTION 2.12. OPTIONAL PREPAYMENTS. (a) The Borrowers may upon at least one Domestic Business Day's or Eurodollar Business Day's notice to the Agent, as the case may be, at any time and from time to time prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 3.04) or, subject to Section 2.14, any CD Borrowing or Eurodollar Borrowing in whole or in part in amounts (i) aggregating $10,000,000 or any larger multiple of $5,000,000 or (ii) the full amount thereof, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Advances of the same Type of the several Lenders included in such Borrowing.

           (b) Each notice of prepayment delivered pursuant to clause (a) above shall specify the date and amount of prepayment and the allocation of such prepayment among Advances at the time outstanding. Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share (if any) of such pre-payment and such notice shall not thereafter be revocable by the applicable Borrower.

          SECTION 2.13. GENERAL PROVISIONS AS TO PAYMENTS. (a) Each obligation of any Borrower under this Agreement and under the Notes shall be a joint and several obligation of the Borrowers. Each Borrower waives any right it may have to require the Agent or any Lender to exhaust its remedies against any Borrower before seeking to enforce the obligations of any other Borrower hereunder.

          (b) The Borrowers shall make each payment of principal of, and interest on, the Advances and of fees hereunder, not later than 12:00 P.M. New York City time on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section
11.02. The Agent will promptly distribute to each Lender its ratable share of each such payment received by the Agent for the account of the Lenders.
Whenever any payment of principal of, or interest on, the Domestic Advances or Money Market Absolute Rate Advances or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Eurodollar Advances or Money Market LIBOR Advances shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Eurodollar Business Day.
If the date for any payment of principal is extended under this Section or any other provision of this Agreement, interest thereon shall be payable for such extended time.

          (c) Unless the Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Lenders hereunder that one or more of the Borrowers will not make such payment in full, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrowers shall not have so made such payment, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.14. FUNDING LOSSES. If the Borrowers make any payment of principal with respect to any Fixed Rate Advance (pursuant to Article II, III or IX or otherwise) on any day other than the last day of the Interest Period applicable thereto or the end of an applicable period fixed pursuant to Section 2.07(d), or if the Borrowers fail to borrow or prepay any Fixed Rate Advance after notice has been given to any Lender in accordance with Section 2.04(a) or 2.12(b), the Borrowers shall reimburse each Lender within 30 days after demand for any resulting loss or expense incurred by it (or by any participant in the related Advance to the extent provided in Section 11.07(e)), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, PROVIDED that such Lender shall have delivered to SunAmerica (with a copy to the Agent) a certificate setting forth in reasonable detail calculations as to the amount of such loss or expense, which certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

          SECTION 2.15. COMPUTATION OF INTEREST AND FEES. Interest based on the Base Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.16. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to
Section 2.17 or 3.03) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, PROVIDED that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Bor-rowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

          SECTION 2.17. WITHHOLDING TAX EXEMPTION. (a) On the Effective Date (or (i) in the case of an entity that becomes a Lender after the Effective Date, on the date such entity becomes a Lender and (ii) in the case of a Lender that designates a substitute or additional Applicable Lending Office to which forms previously furnished by such Lender do not apply, on the date of such designation) and thereafter as required by applicable law each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrowers and the Agent 2 duly completed, accurate and signed copies of United States Internal Revenue Service Form 1001 or any successor thereto ("Form 1001") or Form 4224 or any successor thereto ("Form 4224") for each of such Lender's Applicable Lending Offices certifying in each case that such Applicable Lending Office is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal withholding taxes on income ("U.S. Withholding Taxes"). Each Lender that so delivers a Form 1001 or Form 4224, as the case may be, for an Applicable Lending Office further undertakes to deliver to SunAmerica, on behalf of itself and the other Borrowers, and the Agent 2 additional duly completed, accurate and signed copies of Form 1001 or Form 4224 before the date that the prior form expires or becomes obsolete or prior to the occurrence of any event (or promptly upon the Lender's knowledge of such event if the Lender obtains knowledge of such event only after its occurrence) requir-ing a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by SunAmerica or the Agent, in each case certifying that such Applicable Lending Office is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any U.S. Withholding Taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender promptly advises SunAmerica, on behalf of itself and the other Borrowers, and the Agent in writing that it is not capable of receiving payments without any deduction or withholding of U.S. Withholding Taxes. If an event occurs after the date on which a Form 1001 or Form 4224 is submitted by a Lender in respect of such Lender's Applicable Lending Office that renders such Form inapplicable for a complete exemption from deduction or withholding of any U.S. Withholding Taxes but such Lender's Applicable Lending Office is entitled to a reduced rate of deduction or withholding for such taxes, such Lender shall promptly upon the request of the Borrowers submit 2 duly completed, accurate and signed copies of the applicable Form certifying that such Applicable Lending Office is entitled to receive payments under this Agreement and the Notes with such reduced rate of deduction or withholding. Unless the Borrowers and the Agent have received with respect to a Lender organized under the laws of a jurisdiction outside the United States the forms required to be delivered in this Section 2.17 entitling the Lenders to a complete exemption from U.S. Withholding Tax, such Borrower shall withhold taxes from such payments to or for such Lender as required by applicable law. Each Lender hereby represents and warrants to each Borrower that as of the Effective Date, no payments to it hereunder are subject to any U.S. Withholding Taxes, and each Lender who at any time becomes a Lender hereunder represents and warrants to each Borrower that as of the date it becomes a Lender hereunder, no payments to it hereunder are subject to any U.S. Withholding Taxes.

          (b) In the event that the Borrowers or the Agent are required by applicable law to make any withholding or deduction of U.S. Withholding Taxes with respect to any Advance or fee, the Borrowers shall pay such deduction or withholding to the applicable taxing authority, shall furnish to the Agent for the Lender in respect of which such deduction or withholding is made all receipts, if any, and other documents evidencing such payment and shall to the extent provided below pay to the Agent or such Lender such additional amounts with respect to U.S. Withholding Taxes ("Additional Amounts") as may be necessary in order that the net amount received by the Agent or such Lender after the required withholding or other payment (including any required withholding or other payment on such Additional Amounts) shall equal the amount the Agent or such Lender would have received had no such withholding or other payment been made. Notwithstanding anything in this Agreement, the Borrowers shall only be required to pay Additional Amounts for the account of a Lender or bear the cost of or indemnify a Lender against U.S. Withholding Taxes, if such amounts arise by reason of (i) changes in income tax provisions of the Internal Revenue Code from and after the date such Lender becomes a lender to the Borrowers (in the case where such Lender's Applicable Lending Office is located in the United States) affecting the scope, definition or taxation of effectively connected income (as described in Section 864(c) of the Internal Revenue Code) or (ii) changes in withholding tax treaty rates between the United States and such Lender's country of residence, from and after the date such Lender becomes a lender to the Borrowers, PROVIDED that the Borrowers shall not be required to pay any Additional Amounts, or indemnify against any U.S. Withholding taxes, imposed as a result of a Lender's failure to comply with subsection (a) above, but following the correction of such failure shall take such steps as such Lender shall reasonably request to assist such Lender in recovering any U.S. Withholding Taxes paid as a result of such failure.

          SECTION 2.18. REGULATION D COMPENSATION. For so long as any Lender maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Advances or Money Market LIBOR Advances is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Lender to United States residents), and as a result the cost to such Lender (or its Eurodollar Lending Office or Money Market Lending Office, as the case may be) of making or maintaining its Eurodollar Advances or Money Market LIBOR Advances is increased, then such Lender may require the Borrowers to pay, contemporaneously with each payment of interest on the Eurodollar Advances or Money Market LIBOR Advances, additional interest on the related Eurodollar Advance or Money Market LIBOR Advance of such Lender at a rate per annum up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one MINUS the Eurodollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify SunAmerica, on behalf of the Borrowers, and the Agent, in which case such additional interest on the Eurodollar Advances and Money Market LIBOR Advances of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least 3 Eurodollar Business Days after the giving of such notice and (y) shall furnish to such Borrower at least 5 Eurodollar Business Days prior to each date on which interest is payable on the Eurodollar Advances or Money Market LIBOR Advances an officer's certificate setting forth in reasonable detail the amount to which such Lender is then entitled under this Section 2.18 (which shall be consistent with such Lender's good faith estimate of the level at which the related reserves are maintained by it and shall be conclusive and binding absent manifest error) and the calculations used in determining such amount.


                                 ARTICLE III

                          CHANGES IN CIRCUMSTANCES

          SECTION 3.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period for any Fixed Rate Advance:

          (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period; or

          (b) in the case of a Committed Advance, the Required Lenders advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Lenders of funding their CD Advances or Eurodollar Advances, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make CD Advances or Eurodollar Advances, as the case may be, shall be suspended. Unless the Borrowers notify the Agent at least 2 Domestic Business Days prior to the date of any Fixed Rate Advance for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Advance is a Committed Advance, such Advance shall instead be made as a Base Rate Advance and (ii) if such Fixed Rate Advance is a Money Market LIBOR Advance, the Money Market LIBOR Advances comprising such Advance shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

          SECTION 3.02. ILLEGALITY. If, after the Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Eurodollar Lending Office) to make, maintain or fund its Eurodollar Advances and such Lender shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Lenders and the Borrowers, whereupon until such Lender notifies the Borrowers and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Advances shall be suspended.
Before giving any notice to the Agent pursuant to this Section 3.02, such Lender shall designate a different Eurodollar Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender or any Lender having outstanding any Money Market LIBOR Advances shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurodollar Advances or Money Market LIBOR Advances, as the case may be, to maturity and shall so specify in such notice, the Borrowers shall immediately prepay in full the then outstanding principal amount of each such Eurodollar Advance or Money Market LIBOR Advance, as the case may be, to-gether with accrued interest thereon. Concurrently with prepaying each such Eurodollar Advance, each Borrower may borrow a Base Rate Advance in an equal principal amount from any such Lender that has outstanding Eurodollar Advances (on which interest and principal shall be payable contemporaneously with the related Eurodollar Advances of the other Lenders), and such Lender shall make such a Base Rate Advance.

          SECTION 3.03. INCREASED COST AND REDUCED RETURN. (a) If after (x) the Effective Date, in the case of any Committed Advance or any obligation to make Committed Advances, or (y) the date of the related Money Market Quote, in the case of any Money Market Advance, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency:

          (i) shall subject any Lender (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Advances, its Notes or its obligation to make Fixed Rate Advances, or shall change the basis of taxation of payments to any Lender (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Advances or any other amounts due under this Agreement in respect of its Fixed Rate Advances or its obligation to make Fixed Rate Advances (except for changes in the rate of tax on the overall net income of such Lender or its Applicable Lending Office imposed by the jurisdiction of its incorporation or in which such Lender's principal executive office or Applicable Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Advance any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Eurodollar Advance or Money Market LIBOR Advance, any such requirement included in an applicable Eurodollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Advance, any such requirement reflected in an applicable Assessment Rate, including any change therein resulting from changes in the Lender's assessment rate classification) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office), or on the United States market for certificates of deposit or the London interbank market, any other condition affecting its Fixed Rate Advances, its Notes or its obligation to make Fixed Rate Advances;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Fixed Rate Advance, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Lender to be material, then, within 30 days after demand by such Lender, which demand shall be accompanied by a statement setting forth in reasonable detail the basis of and calculations with respect to such demand (with a copy to the Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

          (b) If any Lender shall have determined that, after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency (including any determination by any such Governmental Authority, central bank or comparable agency that, for purposes of capital adequacy requirements, the Commitments hereunder do not constitute commitments with an original maturity of one year or less) has or would have the effect of reducing the rate of return on capital of such Lender (or any Person controlling such Lender) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or such controlling Person) could have achieved but for such adoption, change, request or directive (taking into consideration its internal policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within 30 days after demand by such Lender, which demand shall be accompanied by a statement setting forth in reasonable detail the basis of and calculations with respect to such demand (with a copy to the Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender (or such controlling Person) for such reduction.

          (c) Each Lender will promptly notify the Borrowers and the Agent of any event of which it has knowledge, occurring after the date hereof, that will entitle such Lender to compensation pursuant to this Section 3.03 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation in accordance with this
Section 3.03 and setting forth the additional amount or amounts to be paid to it hereunder shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

          SECTION 3.04. BASE RATE ADVANCES SUBSTITUTED FOR AFFECTED FIXED RATE ADVANCES. If (i) the obligation of any Lender to make Eurodollar Advances has been suspended pursuant to Section 3.02 or (ii) any Lender has demanded compensation under Section 3.03(a) and the Borrowers shall, by at least 5 Eurodollar Business Days' prior notice to such Lender through the Agent, have elected that the provisions of this Section 3.04 shall apply to such Lender, then, unless and until such Lender notifies such Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply, which such Lender hereby agrees to give as soon as practicable under the circumstances:

          (a) all Advances that would otherwise be made by such Lender as CD Advances or Eurodollar Advances, as the case may be, shall be made instead as Base Rate Advances (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Advances of the other Lenders), and

          (b) after each of its CD Advances or Eurodollar Advances, as the case may be, has been repaid (or converted to a Base Rate Advance), all payments of principal that would otherwise be applied to repay such Fixed Rate Advances shall be applied to repay its Base Rate Advances instead.

          SECTION 3.05. SUBSTITUTION OF LENDER. If (i) the obligation of any Lender to make Eurodollar Advances has been suspended pursuant to Section 3.02,
(ii) any Lender has demanded compensation under Section 3.03, (iii) the Borrowers are required to pay any Additional Amounts under Section 2.17 to any Lender, or (iv) any Lender has determined not to consent to a Notice of Extension in accordance with Section 2.09, the Borrowers shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks, which shall be an Eligible Assignee (and which may be one or more of the Lenders), to purchase the Notes and assume the Commitment of such Lender.

          SECTION 3.06. DISCRETION OF LENDERS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Advances in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each CD Advance, Eurodollar Advance, Money Market Absolute Rate Advance or Money Market LIBOR Advance through the purchase of deposits having a maturity corresponding to the Interest Period for such CD Advance, Eurodollar Advance, Money Market Absolute Rate Advance or Money Market LIBOR Advance, as the case may be, and bearing an interest rate equal to the Adjusted CD Rate, London Interbank Offered

Rate or Money Market Absolute Rate, as the case may be, for such Interest
Period.

          SECTION 3.07. CONCLUSIVENESS OF STATEMENTS; SURVIVAL OF PROVISIONS. Determinations and statements of the Agent or any Lender made in accordance with
Section 2.14 and Section 3.01 through Section 3.03 shall be conclusive and binding on the Borrowers absent manifest error. The provisions of Sections 2.14, 3.02, 3.03 and 3.04 shall survive termination of this Agreement.


                                  ARTICLE IV

                             CONDITIONS OF LENDING

          The obligation of each of the Lenders to make the Advances is subject to the satisfaction of the following conditions precedent:

          SECTION 4.01. EFFECTIVENESS. This Agreement shall become effective on the date this Agreement has been executed and the Agent has received the notices provided for in Section 11.06 (the "Effective Date"). In addition, no Lender shall be obligated to make Advances in respect of the initial Borrowing under this Agreement unless the following conditions shall have been satisfied (or waived in accordance with Section 11.01):

          (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

          (b) receipt by the Agent of appropriately completed Notes, executed by each Borrower and payable to the order of each of the Lenders, respec-tively;

          (c) receipt by the Agent of an opinion of Susan L. Harris, the Secretary and Associate General Counsel of SunAmerica, substantially in the form of Exhibit G and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;

          (d) receipt by the Agent of an opinion of Debevoise & Plimpton, special counsel to the Agent;

          (e) receipt by the Agent of a certificate of a Responsible Officer of each Borrower, to the effect that (i) the representations and warranties of such Borrower contained in Article V were true and correct in all material respects on the Effective Date and on the date of such certificate and (ii) no Default exists or results from the execution and delivery by such Borrower of this Agreement or the Notes; and

          (f) receipt by the Agent of all documents reasonably requested by the Agent relating to the existence and good standing of the Borrowers and their respective Subsidiaries, the corporate authority for and validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent and the Agent's counsel;

and such conditions shall have been satisfied not later than February 28, 1993. The Agent shall promptly notify the Borrowers and the Lenders of the satisfaction of the foregoing conditions, and such notice shall be conclusive and binding on all parties hereto.

          SECTION 4.02. CONDITIONS PRECEDENT TO ADVANCES. The obligation of each Lender to make any Advance is subject to the satisfaction of the following additional conditions precedent:

          (a) The Agent shall have received a Notice of Borrowing from such Borrower in accordance with Section 2.02 or 2.03, as the case may be; and the delivery of such Notice of Borrowing from such Borrower shall constitute a representation and warranty by each Borrower, and a certification by the Responsible officer signing such Notice of Borrowing, that as of the date of such Advance the conditions specified in this
     Section 4.02 have been satisfied;

          (b)  The representations and warranties of each Borrower contained in
     Article V are true and correct in all material respects on the date of such Advance with the same effect as though made on and as of such date except to the extent they were expressly made as of the Effective Date or expressly relate to a prior date, PROVIDED that such representations and warranties shall not include those set forth in Sections 5.06(b)(iii) and 5.07 if, upon the making of the Advances specified in the applicable Notice of Borrowing, the aggregate outstanding amount of Advances owing to the Lenders would not exceed the aggregate amount of such Advances outstanding and owing to the Lenders immediately prior to the making of the Advances subject to such Notice of Borrowing;

          (c) No Default exists or will result from the making of such Advance; and

          (d) Immediately after such Advance, the outstanding aggregate principal amount of all Advances will not exceed the aggregate amount of all Commitments.


                                 ARTICLE V

                       REPRESENTATIONS AND WARRANTIES

          To induce the Lenders to enter into this Agreement and to make the Advances hereunder, each of the Borrowers jointly and severally represents and warrants to the Agent and to each of the Lenders that:

          SECTION 5.01. ORGANIZATION, ETC. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power, authority and legal right to own or lease and to operate its properties, to carry on its business as now conducted and as proposed to be conducted and to enter into and carry out the terms of this Agreement and the Notes; and each such Borrower is duly qualified to transact business and in good standing as a foreign corporation authorized to do business in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

     SECTION 5.02. AUTHORIZATION. Each Borrower has taken all necessary action to authorize the borrowings hereunder and the execution, delivery and performance by it of this Agreement and the Notes.

          SECTION 5.03. NO CONFLICT. The execution, delivery and performance by each Borrower of this Agreement and the Notes, and the use of proceeds of the borrowings hereunder, does not and will not (a) contravene or conflict with any provision of any applicable law, statute, rule or regulation of any relevant Governmental Authority, or any applicable order, writ, judgment or decree of any court, arbitrator or relevant Governmental Authority, (b) contravene or conflict with, result in any breach of, or constitute a default under, any agreement or instrument binding on it, (c) result in the creation or imposition of or the obligation to create or impose any Lien (except for Permitted Liens) upon any of the property or assets of such Borrower, or (d) contravene or conflict with any provision of the certificate of incorporation or by-laws of such Borrower.

          SECTION 5.04. GOVERNMENTAL CONSENTS. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with or exemption by, any relevant Governmental Authority is required in connection with the Borrowings hereunder or the execution, delivery or performance by any Borrower hereunder or the validity or enforceability of this Agreement and the Notes, except that this Agreement may be filed as an exhibit to a report of any Borrower filed under the Exchange Act.

          SECTION 5.05. VALIDITY. Each Borrower has duly executed and delivered this Agreement and the Notes and this Agreement and the Notes constitute legal, valid and binding obligations of such Borrower.

          SECTION 5.06. FINANCIAL STATEMENTS. (a) STATUTORY FINANCIAL STATEMENTS. (i) The annual Convention Statement of each Insurance Subsidiary including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and Statutory Liabilities, as filed with their respective Departments and delivered to each Lender prior to the execution and delivery of this Agreement, as of and for the years ended December 31, 1989, 1990 and 1991 (collectively, the "Statutory Financial Statements"), have been prepared in accordance with SAP applicable thereto applied on a consistent basis (except as noted therein).

Each such Statutory Financial Statement was in compliance with applicable law when filed. The Statutory Financial Statements are complete and correct and fairly present the financial position, results of operations and changes in equity of the Insurance Subsidiary presented therein as of and for the respective dates and periods indicated therein in conformity with SAP.

          (ii) As of June 30, 1992, the Risk-Based Capital Ratio of Anchor and Sun Life were, respectively, 124.7% and 145.4%, and as of the Effective Date there has been no material reduction in the Risk-Based Capital Ratio of Anchor or Sun Life.

           (b) GAAP FINANCIAL STATEMENTS. (i) The Borrowers have delivered to the Agent complete and correct copies of (A) the annual reports to stockholders of SunAmerica for the fiscal years ended September 30, 1989, 1990, 1991 and 1992 (the "Annual Reports"), (B) annual reports on Form 10-K for such fiscal years and all quarterly reports on Form l0-Q of SunAmerica for periods after September 30, 1991, in each case as filed with the Securities and Exchange Commission (the "SEC Reports") and (C) consolidating balance sheets and income statements of SunAmerica, SACO and SAFI (but not their respective Subsidiaries) as of and for the year ended September 30, 1992. The Annual Reports and the SEC Reports correctly describe, as of their respective dates, the business then conducted and proposed to be conducted by SunAmerica and its Subsidiaries. There are included in the SEC Reports consolidated financial statements at and for the periods specified therein. The Borrowers have also delivered to the Agent complete and correct copies of all current reports on Form 8-K, proxy statements, registration statements and prospectuses, if any, filed by any of the Borrowers or any of their respective Subsidiaries with the Securities and Exchange Commission since September 30, 1991. All financial statements delivered to the Agent in the foregoing materials (except as otherwise specified therein) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods specified with respect to each consolidated entity, and present fairly the financial position of the corporation or corporations to which they relate as of the respective dates specified and the results of its or their operations and changes in financial position for the respective periods specified.

           (ii) The projected financial statements of SunAmerica and its Subsidiaries, including the cash flow projections of the Borrowers, which are set forth in the Information Memorandum, dated October 1992, prepared for use in connection with this revolving credit facility (the "Information Memorandum"), are based on good faith estimates and assumptions made by the management of SunAmerica, it being recognized, however, that projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrowers' control, and that the actual results during the period or periods covered by such projections may differ from the projected results and that the differences may be material. Notwithstanding the foregoing, as of the Effective Date, management of SunAmerica believes that such projections were, taken as a whole, reasonable and attainable.

          (iii) There has been no Material Adverse Change since September 30, 1991.

          SECTION 5.07. LITIGATION. There is no action, suit or proceeding pending against, or to the knowledge of such Borrower threatened against or affecting, any Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body or agency in which there is a reasonable likelihood of an adverse decision which any Borrower reasonably believes would have a Material Adverse Effect or which questions the validity of this Agreement or the Notes.

          SECTION 5.08. LIENS. As of the Effective Date, none of the property or assets of any Borrower or any Material Subsidiary is subject to any Lien, except for Permitted Liens.

          SECTION 5.09. SUBSIDIARIES. Each Material Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate power and authority to own or lease and to operate its properties and to carry on its business as now conducted and as proposed to be conducted.

SECTION 5.10. COMPLIANCE WITH ERISA. Neither any Borrower nor any member of the ERISA Group, as of the Effective Date, maintains, sponsors or has an obligation to contribute to any Plan. Neither any Borrower nor any member of the ERISA Group has incurred any liability pursuant to Title IV of ERISA which remains unsatisfied.

          SECTION 5.11. INVESTMENT COMPANY ACT. None of the Borrowers is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 5.12. PUBLIC UTILITY HOLDING COMPANY ACT. None of the Borrowers is subject to regulation under the Public Utility Holding Company Act of 1935, as amended.

          SECTION 5.13. MARGIN REGULATION. No part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation G or Regulation U of the Board of Governors of the Federal Reserve System), other than in the ordinary course of investment activities where such uses would not cause the transactions hereunder to violate such Regulations. Neither the making of any Advance nor the use of proceeds thereof will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          SECTION 5.14. TAXES.  As of the Effective Date,

          (a) Each Borrower and each of its Subsidiaries have filed all tax returns required by law to have been filed by them and have paid or provided adequate reserves for all taxes thereby shown to be owing, except any such taxes that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been established and are being maintained in accordance with GAAP. The consolidated liability stated for taxes for such Borrower and its Subsidiaries as of September 30, 1992 in the financial statements described in Section 5.06 is sufficient in all material respects for all taxes as of such date.

          (b) All life insurance reserves shown as such on federal tax returns (other than individual annuity contracts) of such Borrower qualify as life insurance reserves under section 816(b) of the Code or under former section 801(b) of the Code.

          (c) Each Insurance Subsidiary is a life insurance company as defined in section 816 of the Code and is an includable life insurance company as described in section 1504(c)(1) of the Code.

          SECTION 5.15. ACCURACY OF INFORMATION. Neither the representations and warranties contained in this Article V, the Information Memorandum, nor any other document, certificate or instrument delivered to the Lenders by any Borrower on or prior to the Effective Date in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this Article V, and in such other documents, certificates or instruments not misleading, and all projections contained in any such document were based on information which when delivered was to the best knowledge of each Borrower true and correct, and, to the best knowledge of such Borrower, all calculations contained in such projections were accurate, and such projections presented such Borrower's then-current estimate of its future business, operations and affairs.

          SECTION 5.16. PROCEEDS. The proceeds of the Advances will be used (a) to provide short-term liquidity to the Borrowers for general corporate purposes and (b) to support the Borrowers' obligations under the commercial paper program of SunAmerica, and will not under any circumstances be used to make long-term loans to or equity investments in or equity contributions to any Subsidiary of the Borrowers.

          SECTION 5.17. GOVERNMENTAL AUTHORIZATIONS. As of the Effective Date, each Borrower and its Subsidiaries have all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by them (including ownership and leasing of the real and personal property owned and leased by them), except where the failure to do so would not indi-vidually or in the aggregate have a Material Adverse Effect.

          SECTION 5.18. INSURANCE LICENSES. No material license (including, without limitation, any license or certificate of authority from any applicable Department), permit or authorization to engage in the business of insurance or reinsurance of any Insurance Subsidiary, other than licenses, permits or authorizations to perform ser-vices as an agent or broker (individually, a "License" and collectively, the "Licenses") is the subject of a proceeding for suspension or revocation, except where such suspension or revocation would not individually or in the aggregate have a Material Adverse Effect.

          SECTION 5.19. COMPLIANCE WITH LAWS. As of the Effective Date, neither any Borrower nor any of its Subsidiaries is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, and, to the best of each Borrower's knowledge, no such violation has been alleged, which violation would individually or in the aggregate have a Material Adverse Effect.

          SECTION 5.20. NO DEFAULT. As of the Effective Date, none of the Borrowers or their respective Subsidiaries is in default under any agreement or instrument to which it is a party or by which any of its properties or assets is bound or affected, which default would have a Material Adverse Effect.


                                 ARTICLE VI

                            AFFIRMATIVE COVENANTS

          On and after the Effective Date and for so long thereafter as any Liabilities for the payment of principal or interest on the Notes remain unpaid or outstanding or the Commitments remain in effect, the Borrowers will:

          SECTION 6.01. REPORTS, CERTIFICATES AND OTHER INFORMATION. Unless otherwise provided herein, furnish or cause to be furnished to each Lender:

          (a) AUDIT REPORT. As soon as available, but in any event within 90 days after the end of each fiscal year of SunAmerica: (i) copies of the audited consolidated balance sheet of SunAmerica and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings and cash flows of SunAmerica and its Subsidiaries for such fiscal year, in each case setting forth in comparative form the consolidated figures for the previous fiscal year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as set forth therein); (ii) a report of Price Waterhouse (or other independent certified public accountants of nationally recognized standing selected by SunAmerica), which report shall state that such consolidated financial statements present fairly the financial position of SunAmerica and its consolidated Subsidiaries as at the date indicated and the consolidated results of their operations and cash flows in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and (iii) a certificate from such accountants to the effect that, in making the examination necessary for the signing of the annual audit report of SunAmerica by such accountants referred to in clause (ii) above, they have reviewed this Agreement and have not (unless otherwise stated) become aware of any Default or Event of Default under this Agreement.

     (b) QUARTERLY REPORTS OF SUNAMERICA. Promptly upon becoming available, but in any event within 60 days after the end of the first 3 quarters of each fiscal year of SunAmerica, copies of the unaudited consolidated balance sheet of SunAmerica and its Subsidiaries as of the end of such fiscal quarter and the related unaudited statements of earnings and cash flows of SunAmerica and its Subsidiaries for such fiscal quarter, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as set forth therein) and certified by the chief accounting officer or chief financial officer or treasurer or controller of SunAmerica, as presenting fairly the financial condition and results of operations of SunAmerica and its Subsidiaries (subject to normal year-end adjustments).

     (c) CONSOLIDATING QUARTERLY REPORTS OF THE BORROWERS. Promptly upon becoming available, but in any event within 60 days after the end of each quar-ter of each fiscal year of SunAmerica, copies of the unaudited consolidating balance sheet of the Borrowers as of the end of such fiscal quarter and the related unaudited consolidating income statements for such fiscal quarter, substantially in the form of Exhibit I attached hereto, setting forth subtotals for each of the Borrowers separately and for the Bor-rowers (but not their respective Subsidiaries) as a group and showing all eliminations and adjustments made in arriving at such subtotals, all in reasonable detail in accordance with GAAP applied consistently throughout the periods reflected therein (except as set forth therein) and certified by the chief accounting officer or chief financial officer or treasurer or controller of SunAmerica as presenting fairly, in relation to the consolidated financial statements of SunAmerica and its Subsidiaries referred to in paragraphs (a) and
(b) above, the financial condition and results of operations of the Borrowers separately and as a group in accordance with GAAP (subject to normal year-end adjustments and otherwise as noted therein).

     (d) INVESTMENTS. Contemporaneously with the delivery of the financial statements provided for in paragraph (c) above, a detailed list, certified by the chief financial officer or chief investment officer or chief accounting officer or treasurer or controller of SunAmerica, of all Investments included in Total Invested Assets, including (i) the market valuation thereof as determined in the preparation of the consolidated balance sheets of SunAmerica delivered under this Section 6.01 and (ii) the credit rating of each such Investment, as rated by either Standard & Poor's, Moody's or the NAIC, if any.

     (e) COMPLIANCE CERTIFICATE. Contemporaneously with the delivery of the financial statements provided for in paragraph (c) above, a duly completed certificate, signed by the chief accounting officer or chief financial officer or treasurer or controller of SunAmerica setting forth in reasonable detail the data and computations necessary to demonstrate compliance with each of the applicable financial ratios and restrictions contained in Article VIII, and to the effect that as of such date no Default or Event of Default has occurred and is continuing, or if any Default or Event of Default has occurred and is continuing, the actions taken or proposed to be taken to remedy such Default or Event of Default.

      (f) SAP FINANCIAL STATEMENTS.  With respect to each Insurance Subsidiary:

          (i) (A) Promptly upon becoming available, but in any event within 75 days after the end of each calendar year, a copy of the annual Convention Statements of such Insurance Subsidiary for such calendar year, and (B) promptly upon becoming available, but in any event within 60 days after the end of each of the first three calendar quarters, a copy of the quarterly Convention Statements of such Insurance Subsidiary for such quarter, in each case prepared in accordance with SAP and accompanied by the certification of the chief financial officer or chief executive officer of such Insurance Subsidiary or controller or treasurer that such annual or
     quarterly Convention Statement presents fairly,   in accordance with SAP,
     the financial position and results of operations of such Insurance Sub-sidiary as at and for the period ending on the date of such Convention Statement;

          (ii) Within 90 days after the end of each calendar year, a copy of each "Statement of Actuarial Opinion" that is provided to the applicable Department (or equivalent information should the Department no longer require such a statement) as to the adequacy of aggregate reserves for life policies and contracts of such Insurance Subsidiary. Such opinion shall be in the format prescribed by the Insurance Code of the state of domicile of such Insurance Subsidiary.

     (g) CASH FLOW STATEMENTS. Contemporaneously with the delivery of the financial statements for the fourth fiscal quarter provided for in paragraph (c) above, a copy of the unconsolidated statement of cash flows for the fiscal year then ended and a projected unconsolidated statement of cash flows for each of the immediately succeeding fiscal years through at least September 30, 1995 for the Borrowers on a combined basis, together with a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of good faith estimates and assumptions and sound financial planning practices of management of the Borrowers and that such Responsible Officer has no reason to believe that they are incorrect or misleading in any material respect.

     (h) REPORTS TO SEC AND TO SHAREHOLDERS. Promptly upon the filing or making thereof, copies of all registration statements and regular periodic reports (including reports on Form 8-K), if any, which any Borrower shall have filed with or to any securities exchange or the Securities and Exchange Commission, and promptly after the mailing thereof, copies of all financial reports and proxy statements from any of them to shareholders generally.

     (i) NOTICE OF DEFAULT, LITIGATION, ETC. Promptly upon a Responsible Officer of any Borrower learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by such Borrower with respect thereto:

           (i) the occurrence of any Default or Event of Default and the actions taken or proposed to be taken to remedy such Default or Event of Default;

          (ii) any material default or event of default on any material contractual obligation of such Borrower or any Material Subsidiary;

         (iii) any action, suit or proceeding affecting such Borrower or any Material Subsidiary before any court or arbitrator or any governmental body or agency in which there is a reasonable possibility of an adverse decision which any Borrower reasonably believes would have a Material Adverse Effect; and

          (iv)  the occurrence of any Material Adverse Change;

     (j) ERISA. If and when any member of the ERISA Group (i) gives, or is required in the future to give, notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice in the future of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice (whether or not in writing) from the PBGC that it is considering whether to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy (or a written description) of such notice; (iv) applies for a waiver of the minimum funding standards under Section 412 of the Code, a copy of such application; (v) gives notice to participants of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information to be filed with the PBGC; or (vi) fails to make payments or contributions in an aggregate amount of more than $10,000,000 to any Plan or Multiemployer Plan or determines to make any amendment to any Plan that has resulted or could result in the imposition of a Lien or the posting of a bond or other security in an aggregate amount of more than $10,000,000, a certificate of the chief financial officer or the chief accounting officer of SunAmerica setting forth details as to such occurrence and action, if any, that SunAmerica or the applicable member of the ERISA Group is required or proposes to take.

     (k) CHANGE IN CREDIT RATING. Promptly upon learning thereof, written notice of any change in (i) the credit rating of SunAmerica's senior unsecured long term debt by Standard & Poor's or Moody's or (ii) the rating of any Insurance Subsidiary by A.M. Best Company Inc.

     (1) INSURANCE LICENSES. Prompt notice of the actual suspension, termination or revocation of any material License, or any material restriction on license authority, of any Insurance Subsidiary by any relevant Governmental Authority or of receipt of notice from any relevant Governmental Authority notifying any Insurance Subsidiary of a hearing relating to such a suspension, termination, revocation, restriction or limitation, including any request by a relevant Governmental Authority that commits any Insurance Subsidiary to take, or refrain from taking, any action, which materially and adversely affects the authority of any Insurance Subsidiary to conduct its insurance business.

          (m) OTHER INFORMATION. From time to time such other information and certifications concerning the condition and operations, financial or otherwise, of such Borrower and its Subsidiaries as the Agent or any Lender through the Agent may reasonably request.

          SECTION 6.02. CORPORATE EXISTENCE; FOREIGN QUALIFICATION. Do, and cause each of its Material Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents, PROVIDED that nothing in this
Section 6.02 shall (a) prohibit actions permitted under Section 7.02 or (b) prevent the withdrawal by such Borrower or any such Subsidiary of its qualification as a foreign corporation or its termination of any license in any jurisdiction where such withdrawal or termination or failure to keep in full force and effect would not individually or in the aggregate have a Material Adverse Effect.

          SECTION 6.03. COMPLIANCE WITH LAWS. Comply, and cause each of its Subsidiaries to comply, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority in respect of the conduct of its business and the ownership of its properties, except such noncompliance as would not individually or in the aggregate have a Material Adverse Effect.

          SECTION 6.04. BOOKS, RECORDS AND INSPECTIONS. (a) Maintain, and cause each of its Material Subsidiaries to maintain, books and records which are complete and correct in all material respects; (b) permit access at reasonable times by the Agent to its books and records; (c) permit the Agent and each Lender to inspect at all reasonable times its properties and operations; and (d) upon reasonable notice to such Borrower, permit the Agent and each Lender to discuss its business, operations and financial condition with its officers.

          SECTION 6.05. INSURANCE. Maintain, and cause each of its Material Subsidiaries to maintain, with responsible and reputable insurance companies, insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses (it being understood that insurance and self-insurance shall be permitted to the extent consistent with prudent business practice among such similar businesses).

          SECTION 6.06. MAINTENANCE OF PROPERTIES. Maintain and preserve, and cause each of its Material Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in the ordinary course in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not have a Material Adverse Effect.

          SECTION 6.07. TAXES. Pay, and cause each of its Material Subsidiaries to pay, when due all taxes, except such as are being contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been established, and are being maintained, in accordance with GAAP.

          SECTION 6.08. MAINTENANCE OF RATINGS. At all times use their reasonable efforts to cause the senior unsecured long term debt of SunAmerica to be rated by Standard & Poor's and by Moody's, unless management determines it is in the best interests of SunAmerica not to do so.

          SECTION 6.09. COMPLIANCE WITH ERISA. (a) Fulfill, and cause each member of the ERISA Group to fulfill, its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan, (b) comply, and cause each member of the ERISA Group to comply, with all applicable provisions of ERISA and the Code with respect to each Plan, except where such failure or non-compliance individually or in the aggregate would not have a Material Adverse Effect and (c) not, and not permit any member of the ERISA Group to, (i) seek a waiver of the minimum funding standards under ERISA, (ii) terminate or withdraw from any Plan or (iii) take any other action with respect to any Plan which would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Plan, unless the actions or events described in the foregoing clauses (i), (ii) or
(iii) individually or in the aggregate would not have a Material Adverse Effect.

                                 ARTICLE VII

                              NEGATIVE COVENANTS

          On and after the Effective Date and for so long thereafter as any Liabilities for the payment of principal or interest on the Notes remain unpaid or outstanding or the Commitments are in effect, the Borrowers will (unless otherwise consented to by the Required Lenders in accordance with Section 11.01):

          SECTION 7.01. LIENS. Not, and not permit any Material Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for the following (collectively called "Permitted Liens"):

          (a) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

          (b) leases or subleases granted to others, easements, rights-of-way, restrictions and similar Liens on real property in each case that do not materially impair the use of such property by such Borrower or any of its Subsidiaries;

          (c) Liens (other than any Lien imposed by ERISA) incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

          (d) Liens of mechanics, carriers, materialmen, warehousemen, repairmen and other like Liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

      (e) any Lien existing on any asset prior to the acquisition thereof by such Borrower or Material Subsidiary and not created in contemplation of such acquisition;

     (f) any Lien existing on any asset of any corporation at the time such corporation becomes a Material Subsidiary or is merged or consolidated with or into a Borrower or its Subsidiary and, in each case, not created in contemplation of such event;

     (g) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, PROVIDED that (i) such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof, and (ii) such Lien is confined solely to the asset so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired asset;

     (h) Liens (including Liens existing on the date hereof) on securities or other property which are assets of any Borrower or any Material Subsidiary in respect of such Borrower's or Subsidiary's obligations under repurchase agreements, reverse repurchase agreements and securities lending arrangements with respect to such securities or other property and in respect of any other obligations contemplated by subsection (vii) of the definition of Debt in Sec-tion 1.01;

     (i) any Liens (i) that any applicable regulatory authority may require any Borrower or Material Subsidiary to place on its assets in connection with such authority's regulation of an Insurance Subsidiary, PROVIDED such requirement is not at the request of any Borrower or its Subsidiaries, or (ii) that may be required to comply with applicable insurance laws or regulations;

     (j)  Liens on Permitted Collateralization Assets;

          (k) any Liens arising in connection with (i) guaranteed investment contracts, funding agreements and other similar contracts and (ii) leasing arrangements, in each case entered into in the ordinary conduct of the business of any Borrower or Material Subsidiary;

          (l) Liens on assets securing Debt or other liabilities in respect of which recourse of the holder is limited solely to such assets directly securing such Debt or other liabilities;

          (m) Liens on assets having an aggregate book value not exceeding $40,000,000 at any one time granted under interest rate and/or currency swap arrangements, interest rate protection arrangements and futures contracts (and similar arrangements), regardless of notional amount;

          (n) Liens on assets of any Material Subsidiary that secure Debt or other liabilities of such Material Subsidiary and are not otherwise permitted by the foregoing clauses of this Section 7.01 so long as the aggregate principal amount of all such Debt and the aggregate amount of all such other liabilities subject to this clause (n) at any time outstanding does not exceed $50,000,000; and

          (o) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt or other liabilities secured by any Lien permitted by any of the foregoing clauses, PROVIDED that after giving effect to such refinancing, extension, renewal or refunding, such Lien would be permitted under the foregoing clauses.

          SECTION 7.02. CONSOLIDATION, MERGER, SALES OF STOCK AND ASSETS, ETC. Not, and not permit any Material Subsidiary which for or as of the end of SunAmerica's most recent fiscal year had pretax income in excess of 20% of the consolidated pretax income of SunAmerica reflected in its consolidated financial statements or assets in excess of 20% of the consolidated assets of SunAmerica reflected in its consolidated financial statements to, consolidate with or merge into or with, any other Person, or sell, lease or otherwise transfer any shares of the capital stock of SACO, SAFI or any such Material Subsidiary or all or substantially all of the assets of any Borrower or any

Material Subsidiary to any other Person, PROVIDED that this Section 7.02 shall not apply:

          (a) to any merger of SunAmerica with another Person if (x) SunAmerica is the corporation surviving such merger and (y) immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing;

          (b) to any merger or consolidation of SACO, SAFI or any such Material Subsidiary with or into, or sale of all or substantially all of its assets to, any Borrower or any wholly-owned Material Subsidiary, PROVIDED that in the case of SACO and SAFI, such Borrower is the corporation surviving such transaction, or such merger, consolidation or sale of assets is with, into or to another Borrower;

          (c) to any sale, transfer or other disposition that is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of any Borrower or such Material Subsidiary, or that is required to comply with applicable insurance law or regulation;

          (d) to any shares of capital stock issued, sold, assigned, transferred or otherwise disposed of which constitute directors' qualifying shares;

          (e) if after giving effect to the sale, transfer or other disposition of capital stock of SACO, SAFI or any such Material Subsidiary, SunAmerica would own, directly or through SACO, 100% of the issued and outstanding Voting Stock of SACO (other than Adjustable Rate Cumulative Preferred Stock, Series A, of SACO) and SAFI and the Borrowers and their Material Subsidiaries would own directly or indirectly at least 80% of the issued and outstanding Voting Stock of such Material Subsidiary, and such sale, assignment, transfer or other disposition is made for a consideration consisting of cash or other property which is at least equal to the fair value of the capital stock disposed of; or

          (f) to any transaction which involves the disposition of investment assets in connection with the management of such Borrower's or Material Subsidiary's investment portfolio.

          SECTION 7.03. BUSINESS ACTIVITIES. Not engage in any type of business, directly or indirectly, except the general types of businesses presently engaged in by the Borrowers and their respective Subsidiaries.


                                 ARTICLE VIII

                              FINANCIAL COVENANTS

          On and after the Effective Date and for so long thereafter as any Liabilities for the payment of principal or interest on the Notes remain unpaid or outstanding or the Commitments remain in effect:

          SECTION 8.01. CONSOLIDATED TANGIBLE NET WORTH. SunAmerica shall at all times maintain a Consolidated Tangible Net Worth of no less than the greater of (a) $600,000,000 and (b) 85% of the highest Consolidated Tangible Net Worth of SunAmerica as at the end of any fiscal year ending September 30, 1991 or thereafter.

          SECTION 8.02. CONSOLIDATED DEBT TO TOTAL CAPITAL. SunAmerica shall at all times maintain Consolidated Debt as a percentage of Consolidated Total Capital at no greater than 40%.

          SECTION 8.03. RISK-BASED CAPITAL RATIO. The Borrowers shall at all times cause each of Anchor, Sun Life and any other Insurance Subsidiary that is a Material Subsidiary to maintain a Risk-Based Capital Ratio of no less than 100%.

          SECTION 8.04. TOTAL INVESTED ASSETS. (a) At all times when the senior unsecured debt of SunAmerica is rated at least "A-" by Standard & Poor's and "Baa3" by Moody's, the Borrowers, considered as a consolidated entity, shall own directly Investment Grade Securities which are readily saleable and which have a market value of not less than the greater of (x) $50,000,000 and (y) 10% of Total Invested Assets, and (b) at all times when the senior unsecured debt of SunAmerica is rated lower than "A-" by Standard & Poor's or "Baa3" by Moody's, the Borrowers shall own directly Investment Grade Securities which are readily saleable and which have a market value of not less than the greater of (A) $100,000,000 and (B) 20% of Total Invested Assets.


                                  ARTICLE IX

                               EVENTS OF DEFAULT

          SECTION 9.01. EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) Any Borrower shall (i) fail to pay any principal of any Advance when the same becomes due and payable hereunder or (ii) fail to pay any interest on any Advance or any fee pursuant hereto within 5 Domestic Business Days after the same becomes due and payable hereunder or (iii) fail to pay any other amount pursuant hereto within 15 Domestic Business Days after the same becomes due and payable hereunder; or

          (b) Any representation or warranty made by any Borrower herein or pursuant hereto shall prove to have been incorrect in any material respect when made, or any certificate or financial statement, or any report or notice prepared by any Borrower, in each case furnished by any Borrower to the Agent or any Lender pursuant hereto, shall prove to have been false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or

          (c) Any Borrower fails to perform or observe in any material respect, to the extent applicable to it, (i) any term, covenant or agreement contained in Section 6.01(i), Article VII or Article VIII if such failure shall remain unremedied for 5 Domestic Business Days after a Responsible Officer of any Borrower first learns of such failure, or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to such Borrower by the Agent; or

          (d) Any Borrower or any Material Subsidiary shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal amount of at least $25,000,000 (but excluding Debt outstanding hereunder) of such Borrower or such Material Subsidiary, within the applicable grace period for such payment after the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt which has not been effectively waived under such agreement or instrument if the effect of such event or condition (after the expiration of any grace or cure periods provided for therein) is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be accelerated or otherwise declared to be due and payable, or required to be prepaid prior to its maturity (other than.by a regularly scheduled required prepayment); or

     (e) Any Borrower or any Material Subsidiary shall (i) be generally not paying its debts as they become due, (ii) file, or consent in writing to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) be adjudicated insolvent or be liquidated under any bankruptcy or insolvency law or (vi) take any corporate action for the purpose of accomplishing any of the foregoing; or

     (f) A court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by any Borrower or Material Sub-sidiary, as the case may be, a custodian, receiver, trustee, liquidator, rehabilitator, or conservator or other officer with similar powers with respect to such Borrower or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation, rehabilitation or reorganization or otherwise to take advantage of any bankruptcy, insolvency or similar law of any jurisdiction, or ordering the dissolution, winding-up, liquidation, receivership, rehabilitation, or conservatorship of any Borrower or any Material Subsidiary, as the case may be, or if any petition for any such relief shall be filed against any Borrower or Material Subsidiary, as the case may be, and such petition shall not be dismissed within 90 days; or

          (g) A judgment or order for the payment of $25,000,000 or more entered against any Borrower or any Material Subsidiary shall not have been vacated, satisfied, discharged or stayed pending appeal within 60 days from the entry thereof, or, in the event of such a stay, such judgment shall not be discharged within 60 days after such stay expires; or

          (h) The occurrence of a Change  in  Control;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to each Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to each Borrower, declare the Notes, the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower, PROVIDED that upon the occurrence of an Event of Default of the types described in paragraphs (e) and
(f), (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

                                  ARTICLE X

                                    AGENT

          SECTION 10.01. AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limita-tion, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or of all Lenders in the case of actions requiring the consent of all Lenders under Section 11.01), and such instructions shall be binding upon all Lenders, PROVIDED that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrowers pursuant to the terms of this Agreement.

          SECTION 10.02. AGENT'S RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or wilful misconduct. Without limitation of the generality of the foregoing, the Agent (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 11.07, (ii) may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iii) may perform any of its duties under this Agreement by or through agents or attorneys-in-fact selected by it with reasonable care and shall not be liable for any action taken or omitted to be taken by any such agent or attorney-in-fact, (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement, (v) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of or to inspect the property (including the books and records) of any Borrower, (vi) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto, and (vii) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 10.03. AGENT AND AFFILIATES. With respect to its Commitment, the Advances made by it and the Notes issued to it, the Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, any of their respective Subsidiaries and any Person who may do business with or own securities of any Borrower or any such Subsidiaries, all as if the Agent were not an Agent hereunder and without any duty to account therefor to the Lenders.

          SECTION 10.04. LENDER CREDIT DECISION. Each Lender expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any Borrower or any of their respective Subsidiaries, shall be deemed to constitute any representation or warranty by any of them to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 5.06 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, condition (financial or otherwise), operations, property, prospects or creditworthiness of the Borrowers or any of their respective Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          SECTION 10.05. INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed by any Borrower), ratably according to the respective amounts of their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the prep-aration, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by any Borrower. The agreements in this Section 10.05 shall survive the payment of the Notes and Advances and all other amounts payable hereunder.

          SECTION 10.06. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and each Borrower. Upon any such resignation, the

Required Lenders shall have the right to appoint a successor Agent who is reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof who is reasonably acceptable to the Borrowers and has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent the provisions of this
Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                                   ARTICLE XI

                                  MISCELLANEOUS

          SECTION 11.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by such Borrower and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, PROVIDED that (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) increase or decrease the Commitments of the Lenders (except for a ratable decrease in the Commitments of all Lenders) or subject the Lenders to any additional obligations, (ii) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (v) amend this 11.01, and (b) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

          SECTION 11.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, cable communication, facsimile telecopy or similar writing) and shall be given: if to any Borrower, at its address specified below its name on the signature pages hereof; if to any Lender, at its Domestic Lending Office specified below its name on the signature page hereof; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Citibank, N.A., 399 Park Avenue, New York, New York 10043, Attention: Insurance Department, 12th Floor; or, as to each party, at such other address as shall be designated by such party in a written notice to the Agent and the Borrowers. All such notices and communications shall, when mailed, telegraphed, telexed, cabled or telecopied, be effective (i) on the first Domestic Business Day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender; (ii) on the fifth Domestic Business Day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (iii) when otherwise actually received by the addressee on a Domestic Business Day (or on the next Domestic Business Day if received after the close of normal business hours or on any non-Domestic Business Day), except that notices and communications to the Agent pursuant to
Article II or X shall not be effective until received by the Agent.

          SECTION 11.03. NO WAIVER; REMEDIES. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 11.04. COSTS AND EXPENSES. Each Borrower jointly and severally agrees to pay within 30 days of demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement, and all reasonable costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses, which may include the reasonable allocable costs of in-house counsel), of each Lender and the Agent in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes, and the other documents to be delivered hereunder. Each Borrower jointly and severally agrees to pay, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, losses, damages, penalties, actions, judgments and suits, and related reasonable costs, expenses or disbursements, of any kind or nature whatsoever in connection with or arising out of any governmental investigation, litigation or proceeding with respect to the execution, delivery, enforcement and performance of this Agreement, the Notes or the use of the proceeds of the Advances (all the foregoing, collectively, the "indemnified liabilities"), PROVIDED that no Borrower shall have any obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or any such Lender. The agreements in this Section
11.04 shall survive repayment of the Notes and all other amounts payable hereunder.

          SECTION 11.05. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 9.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 9.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Lender to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify such Borrower after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

          SECTION 11.06. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by each Borrower and the Agent and when the Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, the Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 11.07. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may, and if demanded by any Borrower (pursuant to Section 2.09 or following a demand by such Lender pursuant to Section 2.17 or 3.03) upon at least 10 Domestic Business Days' notice to such Lender and the Agent will, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it), PROVIDED that (i) each such assignment shall be of a constant, and not a varying, per-centage of all of the assigning Lender's rights and obligations under this Agreement, (ii) each such assignment shall be to an Eligible Assignee, (iii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $4,000,000 (or 100% of such Lender's remaining Commitment, if less than $4,000,000), (iv) the assigning Lender shall have entered into an assignment and acceptance agreement with such Eligible Assignee pursuant to which such Lender shall assign an amount of its commitment under the Other Agreement equal to 150% of the amount of its Commitment to be assigned hereunder, (v) the Agent and SunAmerica, on behalf of itself and the other Borrowers, shall have consented in writing to such assignment, which consent shall not be unreasonably withheld, and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance substantially in the form of Exhibit H hereto, together with any Note or Notes subject to such assignment. In connection with any such assignment, the Lender assignor shall pay to the Agent a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recordation and upon payment by the Lender assignee to such Lender assignor of an amount equal to the purchase price agreed between such Lender assignor and such Lender assignee, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least 3 Domestic Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 5.06 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such As-signment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning

Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (c)  The Agent shall maintain at its address referred to in Section
11.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be prima facie evidence of amounts due, and each Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit H hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within 10 Domestic Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes and shall be dated the effective date of such Assignment and Acceptance.

          (e) Each Lender may sell participations to one or more banks or financial institutions in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it), PROVIDED that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) any agreement pursuant to which such Lender sells such participation shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement other than, if provided in such participation agreement, the right of the participant thereunder to consent to a modification, amendment or waiver described in clause (i), (ii) or (iii) of Section 11.01. The Borrowers agree that each participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.14 or Article III with respect to its participating interest (provided that any resulting costs to the Borrowers would not exceed those which would have otherwise been payable to the Lender which shall have sold the participation to such participant).

          (f) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Sec-tion 11.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers, PROVIDED that, through the Agent, each Lender will notify the Borrowers of its intent to disclose such information and prior to any such disclosure of information designated by a Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute a confidentiality agreement with the Borrowers whereby such assignee or participant shall agree (subject to the exceptions set forth therein) to preserve the confidentiality of such confidential information.

          (g) Notwithstanding any other provision of this Section 11.07, any Lender may at any time assign all or any portion of its rights under this Agreement and its Notes to, or create a security interest therein in favor of, any Federal Reserve Bank, PROVIDED that no such assignment or grant shall release such Lender from its obligations hereunder.

          SECTION 11.08. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. For the purpose of assuring that the Agent and the Lenders may enforce their respective rights under this Agreement, each Borrower hereby irrevocably (a) agrees that any legal or equitable action, suit or proceeding against the Borrowers arising out of or relating to this Agreement or any transaction contemplated hereby or the subject matter hereof or thereof may be instituted in any state or federal court in the State of New York, (b) waives any objection that it may now or hereafter have to the venue of any action, suit or pro-ceeding, (c) irrevocably submits itself to the nonexclusive jurisdiction of any state or federal court of competent jurisdiction in the State of New York for purposes of any such action, suit or proceeding, and (d) irrevocably waives personal service of process and hereby consents to service of process upon it by certified or registered mail, return receipt requested, at its address specified in accordance with Section 11.02 and service so made shall be deemed completed on the third business day after such service is deposited in the mail. Nothing contained in this Section 11.08 shall be deemed to affect the right of the Agent and the Lenders to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrowers in any jurisdiction. THE BORROWERS, THE AGENT, AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE EACH PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONCERNED WITH THIS AGREEMENT AND THE NOTES.

          SECTION 11.09. GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 11.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 11.11. COLLATERAL. Each Lender represents to the Agent and each other Lender that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              SUNAMERICA INC.
                              11601 Wilshire Boulevard
                              Los Angeles, California  90025


                              By:   /s/ James R. Belardi
                                   --------------------------------------------
                                   Name:  James R. Belardi
                                   Title: Senior Vice President
                                             and Treasurer


                              SUNAMERICA CORPORATION
                              11601 Wilshire Boulevard
                              Los Angeles, California 90025

                              By:   /s/ James R. Belardi
                                   --------------------------------------------
                                   Name:  James R. Belardi
                                   Title: Authorized Agent


                              SUNAMERICA FINANCIAL, INC.
                              11601 Wilshire Boulevard
                              Los Angeles, California 90025

                              By:   /s/ James R. Belardi
                                   --------------------------------------------
                                   Name:  James R. Belardi
                                   Title: Authorized Agent

                              CITIBANK, N.A.,
                              in its capacity as
                              Agent and Lender,
                              399 Park Avenue, 12th Floor
                              New York, NY 10043
                              Attention:  Ms. Kelley Hebert

                              By:   /s/ Kelley T. Hebert
                                   ------------------------------------------
                                   Name:  Kelley T. Hebert
                                   Title: Vice President

                                   Commitment:   $7,000,000


                              LENDERS

                              BANK OF AMERICA NATIONAL TRUST
                                   & SAVINGS ASSOCIATION
                              555 South Flower Street
                              49th Floor
                              Los Angeles, CA 90071
                              Attention:  Mr. Dennis Arriola


                              By:  /s/ Dennis V. Arriola
                                   -------------------------------------------
                                   Name:  Dennis V. Arriola
                                   Title: Vice President

                              Commitment:   $7,000,000


                              CHEMICAL BANK
                              4 New York Plaza
                              New York, NY 10004
                              Attention:  Mr. Peter Platten

                              By:  /s/ Peter Platten
                                   -------------------------------------------
                                   Name:  Peter Platten
                                   Title: Vice President

                              Commitment:   $7,000,000

                              FIRST INTERSTATE BANK OF CALIFORNIA
                              707 Wilshire Blvd. W16-14
                              Los Angeles, CA 90017
                              Attention: Mr. Robert Meyer


                              By:   /s/ Robert C. Meyer / Margot E. Edel
                                   -------------------------------------------
                                   Name:  Robert C. Meyer / Margot E. Edel
                                   Title: Vice President  /  Vice President

                              Commitment: $7,000,000


                              THE FIRST NATIONAL BANK OF CHICAGO
                              One First National Plaza
                              12th Floor
                              Chicago, IL 60670-0429
                              Attention: Ms. Marcia Saper

                              By:  /s/ Marcia P. Saper
                                   -------------------------------------------
                                   Name:  Marcia P. Saper
                                   Title: Vice President

                              Commitment: $7,000,000


                              THE INDUSTRIAL BANK OF JAPAN, LIMITED
                              350 South Grand Ave., Suite 1500
                              Los Angeles, CA 90017
                              Attention: Mr. Carl-Eric Benzinger

                              By:  /s/ Juichi Tsuda
                                   -------------------------------------------
                                   Name:  Juichi Tsuda
                                   Title: General Manager

                              Commitment: $7,000,000

                              THE CHASE MANHATTAN BANK, N.A.
                              1 Chase Manhattan Plaza
                              5th Floor
                              New  York,  NY  10081
                              Attention:  Ms. Sarah Lee Martin


                              By:   /s/ Sarah Lee Martin
                                   -------------------------------------------
                                   Name:  Sarah Lee Martin
                                   Title: Vice President

                              Commitment:     $6,000,000


                              THE BANK OF NEW YORK
                              1 Wall Street
                              17th Floor
                              New  York,  NY  10286
                              Attention:  Mr. Stratton Heath


                              By:  /s/ W. Michael George
                                   -------------------------------------------
                                   Name:  W. Michael George
                                   Title: Vice President

                              Commitment:  $4,000,000


                              MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK
                              60 Wall Street, 22nd Floor
                              New York, NY 10260
                              Attention:  Ms. Anne Kelly

                              By:  /s/ Anne M. Kelly
                                   -------------------------------------------
                                   Name:  Anne M. Kelly
                                   Title: Vice President

                              Commitment:     $4,000,000

                              WESTDEUTSCHE LANDESBANK GIROZENTRALE
                              NEW YORK AND CAYMAN ISLANDS BRANCHES
                              1211 Avenue of the Americas
                              New York, NY 10021
                              Attention: Operations

       /s/ Matthew F. Tallo   By:  /s/ Michael F. McWalters
Name:  Matthew F. Tallo           -----------------------------------------
       Associate                  Name:  Michael F. McWalters
                                  Title: Managing Director

                              Commitment: $4,000,000

                              with a copy to:

                              633 West Fifth Street
                              Suite 6750
                              Los Angeles, CA 90071
                              Attention: Mr. Robert F. Edmonds

                                                                      EXHIBIT  A


                                  FORM OF NOTE

                                                             New York, New  York
                                                      ________________  __, 1993


          For value received, SUNAMERICA INC., a Maryland corporation, SUNAMERICA CORPORATION, a Delaware corporation, and SUNAMERICA FINANCIAL, INC., a Georgia corporation (collectively, the "Borrowers"), jointly and severally promise to pay to the order of [NAME OF LENDER] (the "Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each Advance made by the Lender to the Borrowers pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Advance. The Borrowers jointly and severally promise to pay interest on the unpaid principal amount of each such Advance on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Citibank, N.A., 399 Park Avenue, New York, New York 10043, Attention: Insurance Department, 12th Floor.

          All Advances made by the Lender, the respective Types and maturities thereof and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Advance then outstanding shall be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, PROVIDED, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under the Credit Agreement.

          This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of February 1, 1993, among the Borrowers, the Lenders listed on the signature pages thereof and Citibank, N.A., as Agent for the Lenders, providing for a $60,000,000 revolving credit facility (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the acceleration of the maturity hereof upon the happening of certain events and the prepayment hereof upon the terms and conditions therein specified.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                                   SUNAMERICA INC.


                                   By
                                       ---------------------------------------
                                       Title:


                                   SUNAMERICA CORPORATION


                                   By
                                       ---------------------------------------
                                       Title:


                                   SUNAMERICA FINANCIAL, INC.


                                   By
                                       ---------------------------------------
                                       Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

- -------------------------------------------------------------------------------

                                           Amount of
           Amount of        Type of        Principal     Maturity       Notation
Date        Advance         Advance          Repaid        Date         Made By
- -------------------------------------------------------------------------------


- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

                                                                       EXHIBIT B

                                FORM OF NOTICE OF
                               COMMITTED BORROWING

                                                                         [DATE]

Citibank, N.A., as Agent
   for the Lenders parties
   to the Credit Agreement
   referred to below
399 Park Avenue
New York, New York 10043
Attention: Insurance Department
           12th Floor

Ladies and Gentlemen:

          The undersigned, [Borrower], a _____________________________________
corporation, on behalf of itself and the other Borrowers, refers to the Credit Agreement, dated as of February 1, 1993, providing for a $60,000,000 revolving credit facility (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the other Borrowers, the Lenders listed on the signature pages thereof and Citibank, N.A., as Agent for the Lenders, and hereby gives notice pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02 of the Credit Agreement:

          (i) the [Domestic Business Day] [Eurodollar Business Day] of the Proposed Borrowing is _______________, 199_;

         (ii)  the aggregate amount of the Proposed Borrowing is $__________;*

        (iii) the Type of Advances comprising the Proposed Borrowing is [CD Advances] [Base Rate Advances] [Eurodollar Advances];

- ------------------------
* Amount must be $10,000,000 or a larger multiple of $5,000,000 (or such other amount as equals the aggregate amount of the unused Commitments).

         (iv)  Level [I] [II] [III] Status exists on the date of this Notice;
     and

          (v) the Interest Period for each Advance made as part of the Proposed Borrowing is [____ days] ____ month[s]].

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

          (A) the representations and warranties contained in Article V of the Credit Agreement are true and correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent they were expressly made as of the Effective Date or expressly relate to a prior date[, PROVIDED that such representations and warranties do not include those set forth in Sections 5.06(b)(iii) and 5.07]**;

          (B)  no Default exists or will result from such Proposed Borrowing;
     and

          (C) the outstanding aggregate principal amount of all Advances, after giving effect to the Proposed Borrowing, will not exceed the aggregate amount of all Commitments in effect as of the date of such Proposed Borrowing.


                                        Very truly yours,

                                        [BORROWER]


                                        By
                                          -------------------------------------
                                          Title:

- -----------------------------------

** Proviso to be included in Notice if, after giving effect to the Proposed Borrowing, the aggregate outstanding amount of Advances owing to the Lenders would not exceed the aggregate amount of such Advances outstanding and owing to the Lenders immediately prior to the making of the Proposed Borrowing.

                                                                       EXHIBIT C



                       FORM OF MONEY MARKET QUOTE REQUEST

                                                                          [DATE]

Citibank, N.A., as Agent
     for the Lenders parties
     to the Credit Agreement
     referred to below
399 Park Avenue
New York, New York 10043
Attention: Insurance Department
           12th Floor

Ladies and Gentlemen:

          The undersigned, [Borrower], a ______________ corporation, on behalf of itself and the other Borrowers, refers to the Credit Agreement, dated as of February 1, 1993, providing for a $60,000,000 revolving credit facility (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the other Borrowers, the Lenders listed on the signature pages thereof and Citibank, N.A., as Agent for the Lenders, and hereby requests, pursuant to Section 2.03(b) of the Credit Agreement, Money Market Quotes under the Credit Agreement for a Borrowing comprised of Money Market Advances, and in that connection sets forth below the information relating to any such Borrowing (the "Proposed Borrowing"):

          (i) the [Domestic Business Day] [Eurodollar Business Day] of the Proposed Borrowing is _________________, 199__;

         (ii)  the aggregate amount of the Proposed Borrowing is $__________*;

        (iii) such Money Market Quote shall offer a Money Market [Margin] [Absolute Rate]; and

- -------------------------

* Amount must be $10,000,000 or a larger multiple of $5,000,000 (or such other amount as equals the aggregate amount of the unused Commitments).

         (iv) the Interest Period for each Advance made as part of the Proposed Borrowing is _____**.

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

          (A) the representations and warranties contained in Article V of the Credit Agreement are true and correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent they were expressly made as of the Effective Date or expressly relate to a prior date[, PROVIDED that such representations and warranties do not include those set forth in Sections 5.06(b)(iii) and 5.07]***;

          (B)  no Default exists or will result from such Proposed Borrowing;
     and

          (C) the outstanding aggregate principal amount of all Advances, after giving effect to the Proposed Borrowing, will not exceed the aggregate amount of all Commitments in effect as of the date of such Proposed Borrowing.

                                        Very truly yours,

                                        [BORROWER]

                                        By
                                          -------------------------------------
                                          Title:

- -------------------------

** Not less than 7 nor more than 180 days for each Money Market Absolute Rate Advance, and 1, 2, 3, or 6 months for each Money Market LIBOR Advance, in each case subject to the provisions of the definition of Interest Period.

*** Proviso to be included in Notice if, after giving effect to the Proposed Borrowing, the aggregate outstanding amount of Advances owing to the Lenders would not exceed the aggregate amount of such Advances outstanding and owing to the Lenders immediately prior to the making of the Proposed Borrowing.

                                                                       EXHIBIT D

                   FORM OF INVITATION FOR MONEY MARKET QUOTES

                                                                          [DATE]

[Name of Lender]
[Address]
Attention:  ___________________

Ladies and Gentlemen:

          Pursuant to Section 2.03(c) of the Credit Agreement, dated as of February 1, 1993, providing for a $60,000,000 revolving credit facility (the "Credit Agreement", the terms defined therein being used herein as therein defined), among SunAmerica Inc., a Maryland corporation, SunAmerica Corporation, a Delaware corporation, SunAmerica Financial, Inc., a Georgia corporation (collectively, the "Borrowers"), the Lenders listed on the signatures pages thereof and Citibank, N.A., as Agent for the Lenders, we are pleased on behalf of the Borrowers to invite you to submit Money Market Quotes to the Borrowers for the following proposed Money Market Borrowing(s):

Date of Borrowing: ____________________

PRINCIPAL AMOUNT                               INTEREST  PERIOD

$

          Such Money Market Quotes shall offer a Money Market [Margin] [Absolute Rate].

          Please respond to this invitation by no later than [2:00 P.M.] [10:00 A.M.] New York City time on [date].


                                        CITIBANK, N.A., as Agent


                                        By
                                          -------------------------------------
                                          Authorized Officer

                                                                       EXHIBIT E

                           FORM OF MONEY MARKET QUOTE

Citibank, N.A., as Agent
     for the Lenders parties
     to the Credit Agreement
     referred to below
399 Park Avenue
New York, New York 10043
Attention:  Insurance Department
            12th Floor

Ladies and Gentlemen:

          Reference is made to the Credit Agreement, dated as of February 1, 1993, providing for a $60,000,000 revolving credit facility (the "Credit Agreement", the terms defined therein being used herein as therein defined), among SunAmerica Inc., a Maryland corporation, SunAmerica Corporation, a Delaware corporation, SunAmerica Financial, Inc., a Georgia corporation (collectively, the "Borrowers"), the Lenders listed on the signatures pages thereof and Citibank, N.A., as Agent for the Lenders. In response to your invitation on behalf of the Borrowers, dated ____________, 199_, we hereby make the following Money Market Quote on the following terms:

1.   Quoting Lender:  _________________________________________________________

2.   Person to contact at Quoting Lender:

     __________________________________________________________________________

3.   Date of Borrowing:  _______________________________*

4. We hereby offer to make Money Market Advance(s) in the following principal amounts, for the following Interest Periods and at the following rates:

- -------------------------

*    As specified in the related Invitation.

Principal         Interest         Money Market
Amount**           Period***         [Margin****]         [Absolute Rate*****]
- ------             ------            -------              --------------
$

$


     [Provided, that the aggregate principal amount of Money Market Advances for which the above offers may be accepted shall not exceed $_____________.]**

               We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligates us to make the Money Market Advance(s) for which any offer(s) are accepted, in whole or in part.

                                        Very truly yours,

                                        [NAME OF LENDER]


     Dated:                             By:
           ------------------              ------------------------------------
                                           Authorized Officer

- --------------------

** Principal amount bid may not exceed the principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Lender is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

*** As specified in the related Invitation. No more than 5 bids are permitted for each Interest Period.

**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                                       EXHIBIT F

                           FORM OF NOTICE OF EXTENSION

Citibank, N.A., as Agent
     for the Lenders parties
     to the Credit Agreement
     referred to below
399 Park Avenue
New York, New York 10043
Attention:  Insurance Department
            12th Floor

Ladies and Gentlemen:

          The undersigned, SunAmerica Inc., a Maryland corporation, on behalf of itself and the other Borrowers, refers to the Credit Agreement, dated as of February 1, 1993, providing for a $60,000,000 revolving credit facility (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the other Borrowers, the Lenders listed on the signature pages thereof and Citibank, N.A., as Agent for the Lenders, and hereby gives notice pursuant to Section 2.09 of the Credit Agreement that the Borrowers request an extension of the Termination Date from _______________, 19_* to
_____________**.

          By delivery of this Notice of Extension the Borrowers hereby represent and warrant that neither any Default nor any Event of Default has occurred and is continuing and that the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof and will be correct on and as of the Existing Termination Date as though made on and as of such date, except to the extent they were expressly

- -------------------------

*    Date must be the Existing Termination Date.

** Specify a date not more than, or that the date shall be, 364 calendar days after such Notice of Extension shall have become effective pursuant to
     Section 2.09(c) of the Credit Agreement.

     made as of the Effective Date or expressly relate to a prior date.

                                        Very truly yours,

                                        SUNAMERICA INC., for itself and on
                                        behalf of the other Borrowers


                                        By
                                          -------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT G

                                                               February __, 1993

To the Lenders listed
on Annex A hereto


                                 SUNAMERICA INC.


Ladies and Gentlemen:

          I am a Vice President and Associate General Counsel of SunAmerica Inc. (formerly Broad Inc.), a Maryland corporation ("SunAmerica") and have acted as such in connection with the Credit Agreement dated as of February 1, 1993 (the "Credit Agreement") by and among SunAmerica, SunAmerica Corporation, a Delaware corporation ("SACO"), and SunAmerica Financial, Inc., a Georgia corporation ("SAFI") (SunAmerica, SACO and SAFI are each referred to as a "Borrower" and are collectively referred to as "Borrowers"), Citibank, N.A., as Agent (the "Agent") and the Lenders named therein (the "Lenders") and the $60,000,000 loan facility contemplated by the Credit Agreement. Capitalized terms used herein, unless otherwise expressly defined, have the meanings specified in the Credit Agreement.

          I have examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such records, documents, certificates and other instruments, and have made such other investigations or inquiries and considered such questions of law, as in my judgment are necessary or appropriate to enable me to render the opinions expressed below. In particular, I have examined or caused to be examined under my direction certificates of public officials, and copies, certified to my satisfaction, of such corporate documents and records of the Borrowers and of the Material Subsidiaries and of First Sun and of such other persons as I have deemed relevant and necessary as a basis for this opinion. In addition, I have relied, to the extent I have deemed such reliance proper, upon certificates of officers of the Borrowers and of the Material Subsidiaries and of First Sun with respect to the accuracy of certain material factual matters which were not independently established.

          I have assumed the authenticity of all documents submitted to me as originals, the conformity to originals of all documents submitted to me as copies and the genuineness of all signatures on such documents. I have also assumed that the Credit Agreement has been duly authorized, executed and delivered by all parties thereto other than the Borrowers, and constitutes all such other parties respective legal, valid, binding and enforceable obligations. Based on an officer's certificate of an officer of SunAmerica with respect to the definition in Section 1.01 of the Credit Agreement of the term "Material Subsidiary", the term "Material Subsidiary" means Sun Life, Anchor, Sun Mortgage Acceptance Corporation, and Saamsun Holdings Corp.

          For purposes of the opinion in the second sentence of paragraph 4 below, I have reviewed the opinion of Messrs. Debevoise & Plimpton dated February 5, 1993 to the effect that the Credit Agreement and the Notes constitute the legal, valid, binding and enforceable obligations of the Borrowers under the laws of the State of New York, and I have assumed that the Lenders and the Agent shall act in good faith and in a commercially reasonable manner in all matters in connection with the Credit Agreement and the Notes, and that the laws of the State of California are the same as the laws of the State of New York.

          I am an attorney admitted to practice in the State of California, and I express no opinion as to any laws other than the laws of the State of California and the federal laws of the United States of America and for the purposes of the opinions with respect to the relevant Borrower or Material Subsidiary, as the case may be, in paragraphs 1, 4 (but only to the extent of the first sentence thereof and as to execution of the Credit Agreement and the Notes) and 6 below, the general corporate laws of the States of Maryland, Delaware, Georgia and Virginia.

          Based upon and subject to the foregoing, I am of the opinion that:

          1. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to own or lease and to operate its properties and to carry on its business as now conducted. Each Borrower is duly qualified to transact business, and is in good standing as a foreign corporation authorized to transact business, in each jurisdiction where the ownership, leasing or operation of its properties or the conduct of its business makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

          2. The execution, delivery and performance by each Borrower of the Credit Agreement and the Notes does not (a) to the best of my knowledge, violate any law or statute or any rule or regulation of any relevant Governmental Authority applicable to any Borrower, (b) to the best of my knowledge, contravene or conflict with any order, writ, judgment or decree of any court, arbitrator or any Governmental Authority or result in any breach of or constitute a default under any agreement or instrument binding on such Borrower, or (c) contravene or conflict with any provision of the Articles of Incorporation or Bylaws of such Borrower.

          3. No material order, consent, approval, license, authorization or validation of, or material filing, recording or registration with or exemption by, any Governmental Authority regulating any Borrower is required in connection with the borrowings under the Credit Agreement or the execution, delivery or performance by each Borrower of the Credit Agreement or the Notes or the validity or enforceability of the Credit Agreement or the Notes, except such disclosure as may be necessary or appropriate under securities laws.

          4. Each Borrower has taken all necessary action to authorize the borrowings under the Credit Agreement and the execution, delivery and performance by such Borrower of the Credit Agreement and the Notes. Each Borrower has duly executed and delivered the Credit Agreement and the Notes, and the Credit Agreement and the Notes constitute legal, valid and binding obligations of each Borrower enforceable against such Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors and general principles of equity (regardless of whether asserted in a proceeding in equity or at law).

          5. To the best of my knowledge, there is no action, suit or proceeding pending or threatened against any Borrower or any Material Subsidiary before any court or arbitrator or any governmental body or agency for which I believe there is a reasonable likelihood of an adverse decision which I believe would have a Material Adverse Effect or which questions the validity of the Credit Agreement or the Notes.

          6. Each Material Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own or lease and to operate its properties and to carry on its business as now conducted.

          7. None of the Borrowers is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          8. Each Borrower and each Material Subsidiary has all licenses, franchises, permits and other governmental authorizations necessary for the businesses presently carried on by them except where the failure to do so would not individually or in the aggregate have a Material Adverse Effect.

          9. No material License of an Insurance Subsidiary (i.e., Sun Life, Anchor or First Sun) is the subject of a proceeding for suspension or revocation, except where such suspension or revocation would not individually or in the aggregate have a Material Adverse Effect.

          I express no opinion as to the enforceability of provisions of the Credit Agreement and the Notes (a) which broadly or vaguely waive stated rights, statutory rights, constitutional rights or unknown future rights, (b) to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative, that the election of a particular remedy or remedies does not preclude recourse to one or more other remedies, that the failure to exercise or delay in exercising any remedy does not affect or waive any rights or remedies, and that waivers, amendments or modifications may only be made in writing, (c) imposing charges in the nature of forfeitures, penalties, unreasonable liquidated damages or late charges, (d) requiring any party to indemnify any other party against loss for such other party's own negligence, tortious conduct, wrongful or unlawful act or violation of public policy, or absolving any party from liability, or limiting the liability of any party for such party's own negligence, tortious conduct, wrongful or unlawful act or violation of public policy, (e) waiving, expressly or by implication, presentment, demand, protest or notice, or the right to object to the laying of the venue of any suit, action or proceeding, or the right to claim that any suit, action or proceeding has been brought in an inconvenient forum, or the right to a jury trial or to due process of law, or other rights, remedies, claims or defenses, to the extent such waivers are contrary to law or are or would be found to be against public policy, (f) requiring the Borrowers to pay attorneys' fees of the Lenders or the Agent in connection with any proceeding in which the Lenders or the Agent are not the prevailing party, (g) the provisions of the last sentence of Section 11.07(e) of the Agreement or (h) which provide that actions may be taken or that decisions may be made at the discretion or judgment of the Agent or any Lenders or arbitrarily by the Agent or any Lenders.

          This opinion is rendered as of the date set forth above and I shall have no responsibility to advise you of any changes, facts or circumstances after the date hereof. This letter may not be relied upon by any other person or entity except counsel to the Agent and the Lenders. This opinion may not be furnished without my prior consent to any person or entity other than potential assignees or participants or as may be required by applicable law or regulators.

                                        Very truly yours,



                                        ---------------------------------------
                                        Susan L. Harris

                                                                         ANNEX A


CITIBANK, N.A.
399 Park Avenue, 12th Floor
New York, NY 10043
Attention: Ms. Kelley Hebert


BANK OF AMERICA NATIONAL TRUST
  & SAVINGS ASSOCIATION
555 South Flower Street
49th Floor
Los Angeles, CA 90071
Attention: Mr. Dennis Arriola


CHEMICAL BANK
4 New York Plaza
New York, NY 10004
Attention: Mr. Peter Platten


FIRST INTERSTATE BANK OF CALIFORNIA
707 Wilshire Blvd. W16-14
Los Angeles, CA 90017
Attention: Mr. Robert Meyer


THE FIRST NATIONAL BANK OF CHICAGO
One First National Plaza
12th Floor
Chicago, IL 60670-0429
Attention: Ms. Marcia Saper


THE INDUSTRIAL BANK OF JAPAN, LIMITED
350 South Grand Ave., Suite 1500
Los Angeles, CA 90017
Attention: Mr. Carl-Eric Benzinger

THE CHASE MANHATTAN BANK, N.A.
1 Chase Manhattan Plaza
5th Floor
New York, NY 10081
Attention: Ms. Sarah Lee Martin


THE BANK OF NEW YORK
1 Wall Street
17th Floor
New York, NY 10286
Attention: Mr. Stratton Heath


MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK
60 Wall Street, 22nd Floor
New York, NY 10260
Attention: Ms. Anne Kelly


WESTDEUTSCHE LANDESBANK GIROZENTRALE
NEW YORK AND CAYMAN ISLANDS BRANCHES
1211 Avenue of the Americas
New York, NY 10021
Attention: Operations

with a copy to:

633 West Fifth Street
Suite 6750
Los Angeles, CA 90071
Attention: Mr. Robert F. Edmonds

                                                                       EXHIBIT H

                            ASSIGNMENT AND ACCEPTANCE

                             Dated ___________, 199_

          Reference is made to the Credit Agreement, dated as of February 1, 1993, providing for a $60,000,000 revolving credit facility (the "Credit Agreement"), among SunAmerica Inc., a Maryland corporation ("SunAmerica"), SunAmerica Corporation, a Delaware corporation ("SACO"), SunAmerica Financial, Inc., a Georgia corporation (together with SunAmerica and SACO, the "Borrowers"), the Lenders identified on the signature pages thereof and Citibank, N.A., as Agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

          ________________________ (the "Assignor") and ______________________
(the "Assignee") agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, for a purchase price of $_________, a _____% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined in paragraph 4 below) (including, without limitation, such percentage interest in the Assignor's Commitment as in effect on the Effective Date (before giving effect to any Money Market Reduction), the Advances (including Money Market Advances) owing to the Assignor on the Effective Date, and the Notes held by the Assignor).* Schedule 1 hereto sets forth the respective Commitments and Advances of the Assignor and the Assignee immediately after giving effect to this Assignment and Acceptance.

          2. The Assignor (i) represents and warrants that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective or any Money Market Reduction) is $___________, and the aggregate outstanding principal amount of Advances owing to it (without giving effect to assignments thereof which have not yet become effective) is $__________; (ii) represents and warrants that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty

- -------------------------

* The amount of Commitments being assigned shall comply with Section 11.07(a) of the Credit Agreement.

and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (v) attaches the Note referred to in paragraph 1 above and requests that the Agent exchange such Note for [a new Note dated _____________, 199_ in the principal amount of $_______, payable to the order of the Assignee] [new Notes as follows: a Note dated _____________, 199_ in the principal amount of $_______, payable to the order of the Assignee, and a Note dated _______________, 199_ in the principal amount of $_________, payable to the order of the Assignor].

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.06 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (vi) specifies as its Domestic Lending Office (and address for notices), Money Market Lending Office and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and
(vii) attaches the forms prescribed by the

Internal Revenue Service of the United States evidencing their exemption from U.S. withholding taxes].**

          4. The effective date for this Assignment and Acceptance shall be ______________ (the "Effective Date").*** Following, and subject to, the consent in writing by the Agent and SunAmerica, on behalf of itself and the other Borrowers, to such assignment and the execution of this Assignment and Acceptance, this Assignment and Acceptance will be delivered to the Agent together with the processing fee specified in Section 11.07(a) of the Credit Agreement, for acceptance and recording by the Agent.

          5. Upon such acceptance and recording and the payment by the Assignee to the Assignor of the purchase price specified in paragraph 1 above, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in the Credit Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in the Credit Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

- -------------------------

** If the Assignee is organized under the laws of a jurisdiction outside the United States.

*** See Section 11.07(a). Such date shall be at least 3 Domestic Business Days after the execution of this Assignment and Acceptance.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.


                                        [NAME OF ASSIGNOR]


                                        By
                                          -------------------------------------
                                          Name:
                                          Title:


                                        [NAME OF ASSIGNEE]


                                        By
                                          -------------------------------------
                                          Name:
                                          Title:

                                        Domestic Lending Office (and address
                                          for notices):
                                            [Address]

                                        Money Market Lending Office:
                                            [Address]

                                        Eurodollar Lending Office:
                                            [Address]

Accepted and consented
to this _____ day of
_____________, 199_


CITIBANK, N.A., as Agent


By
  -----------------------
  Name:
  Title:


SUNAMERICA INC.


By
  -----------------------
  Name:
  Title:

                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

                             Dated ___________, 199_


Assignor's Commitment:                                      $_________________

Aggregate Outstanding Principal
  Amount of Committed Advances
  Owing to Assignor                                         $_________________

Aggregate Outstanding Principal
  Amount of Money Market Advances
  Owing to Assignor                                         $_________________

Assignee's Commitment:                                      $_________________

Aggregate Outstanding Principal
  Amount of Committed Advances
  Owing to Assignee                                         $_________________

Aggregate Outstanding Principal
  Amount of Money Market Advances
  Owing to Assignee                                         $_________________

                                                                       EXHIBIT I

                                   BROAD INC.
                           CONSOLIDATING BALANCE SHEET
                               September 30, 1992
                                 (IN THOUSANDS)


                                            SUN                        FIRST       BROKER/      ASSSET
                                            LIFE        ANLIC           SUN        DEALER       MANAGER       TRUST       ELIM-
                                           CONSOL       CONSOL        AMERICA      CONSOL       CONSOL       COMPANY     INATIONS
ASSETS:
  BONDS, NOTES AND REDEM PREF STOCK       3,530,366    1,185,199       49,072            0            0      337,864            0
  SENIOR SECURED BANK LOANS                 308,204      156,907            0            0            0            0            0
  COMMON STOCKS, AT MARKET VALUE             22,108       10,390            0            0            0            0            0
  KBHC WARRANTS, AT MARKET VALUE              7,330            0            0            0            0            0            0
  SHORT-TERM INVESTMENTS                    791,814      362,197       40,904        8,625       18,832            0            0
  CASH                                       35,625        3,530          402        7,559          286       74,354            0
  MORTGAGE LOANS                          1,146,074       96,427       20,975            0            0            0            0
  POLICY LOANS                               28,196       13,195            0            0            0            0            0
  REAL ESTATE                                37,021      156,684            0            0            0            0            0
  OTHER INVESTED ASSETS                     262,943      131,965            0            0            0            0            0
                                          ---------    ---------    ---------    ---------    ---------    ---------    ---------
    TOTAL INVESTMENTS                     6,169,681    2,116,494      111,353       16,184       19,118      412,218            0

  INVESTMENTS IN AFFILIATES                 328,718       61,829            0            0            0            0     (410,119)
  ACCRUED INVESTMENT INCOME                  82,699       16,664          443           57            0        4,184            0
  DAC AND PVFP                              145,696      240,572        1,297            0       47,692            0            0
  SEPARATE ACCOUNT ASSETS                         0    3,284,507        8,836            0            0            0            0
  INVESTMENT IN DISCONT. OPERATIONS               0            0            0            0            0            0            0
  OTHER ASSETS                               24,726       12,479        1,084       21,712       27,724        8,177            0
                                          ---------    ---------    ---------    ---------    ---------    ---------    ---------
    TOTAL ASSETS                          6,751,520    5,732,545      123,013       37,953       94,534      424,579     (410,119)
                                          ---------    ---------    ---------    ---------    ---------    ---------    ---------
                                          ---------    ---------    ---------    ---------    ---------    ---------    ---------

LIABILITIES
  RES. FOR FUTURE POLICYHOLDER BEN.:
    ANNUITIES AND SPL                     3,346,131    1,735,565       59,400            0            0            0            0
    GICs                                  1,739,683            0            0            0            0            0            0
  CLAIMS & OTHER POLICYHOLDERS' FUNDS             0        7,406          227            0            0            0            0
  NOTES PAYABLE:
    L-TERM NOTES AND DEBENTURES                   0            0            0            0            0            0            0
    CMO                                     182,784            0            0            0            0            0            0
    SECURED NOTES PAYABLE                         0            0            0            0            0            0            0
    BANK NOTES                                    0            0            0            0            0          524            0
    REVERSE REPURCHASE AGREEMENTS                 0            0            0            0            0            0            0
  SUBORDINATED DEBENTURES                         0            0            0            0            0            0            0
  SEPARATE ACCOUNT LIABILITIES                    0    3,284,507        8,836            0            0            0            0
  DUE TO/FROM AFFILIATES                     (2,123)      21,121          229          353       16,495          484            0
  OTHER LIABILITIES                         788,055      356,706       33,625       20,076        5,549      399,247            0
  FEDERAL INCOME TAXES:
    CURRENT                                 (11,969)      (8,459)         609        2,298      (11,817)       1,654            0
    DEFERRED                                 12,561       13,548         (835)      (1,067)      19,212           82            0
                                          ---------    ---------    ---------    ---------    ---------    ---------    ---------
    TOTAL LIABILITIES                     6,055,122    5,410,394      102,091       21,660       29,439      401,991            0
                                          ---------    ---------    ---------    ---------    ---------    ---------    ---------

SHAREHOLDERS' EQUITY:
  PREFERRED STOCK                                 0            0            0            0            0            0            0
  NON-TRANSFER CLASS B STOCK                      0            0            0            0            0            0            0
  COMMON STOCK                                5,636        3,511        3,000            1           56          700       (7,267)
  CONTRIBUTED CAPITAL                       267,670      252,876       14,428       16,249       46,738       19,415     (338,956)
  URCG (L)                                    2,675       (2,385)           0            0            0            0        2,385
  URCG (L) K&B WARRANTS                       6,142            0            0            0            0            0            0
  RETAINED EARNINGS                         414,275       68,149        3,494           43       18,301        2,473      (66,281)
                                          ---------    ---------    ---------    ---------    ---------    ---------    ---------
    TOTAL SHAREHOLDERS' EQUITY              696,398      322,151       20,922       16,293       65,095       22,588     (410,119)
                                          ---------    ---------    ---------    ---------    ---------    ---------    ---------
    TOTAL LIAB. & SH EQUITY               6,751,520    5,732,545      123,013       37,953       94,534      424,579     (410,119)
                                          ---------    ---------    ---------    ---------    ---------    ---------    ---------
                                          ---------    ---------    ---------    ---------    ---------    ---------    ---------

                                           CONSOL        NON-                    SUNAMERICA
                                           IDATED      REGULATED      ELIM-         CORP      BROAD INC.     ELIM-      BROAD INC.
                                          REGULATED     CONSOL       INATIONS      CONSOL      (PARENT)     INATIONS      CONSOL
ASSETS:
  BONDS, NOTES AND REDEM PREF STOCK       5,102,501       15,194      (17,870)   5,099,825      273,481     (269,254)   5,104,052
  SENIOR SECURED BANK LOANS                 465,111            0            0      465,111      230,432            0      695,543
  COMMON STOCKS, AT MARKET VALUE             32,498          134            0       32,632        1,038            0       33,670
  KBHC WARRANTS, AT MARKET VALUE              7,330            0            0        7,330            0            0        7,330
  SHORT-TERM INVESTMENTS                  1,222,372       13,006            0    1,235,378      139,536            0    1,374,914
  CASH                                      121,756            4            0      121,760       14,692            0      136,452
  MORTGAGE LOANS                          1,263,476            0            0    1,263,476        1,981            0    1,265,457
  POLICY LOANS                               41,391            0            0       41,391            0            0       41,391
  REAL ESTATE                               193,705            0            0      193,705      (29,530)           0      164,175
  OTHER INVESTED ASSETS                     394,908        5,850            0      400,758      198,756            0      599,514
                                         ----------    ---------    ---------   ----------    ---------    ---------   ----------
    TOTAL INVESTMENTS                     8,845,048       34,188      (17,870)   8,861,366      830,386     (269,254)   9,422,498

  INVESTMENTS IN AFFILIATES                 (19,572)     671,104     (632,899)      18,633      700,428     (719,061)           0
  ACCRUED INVESTMENT INCOME                 104,047          494            0      104,541        8,631            0      113,172
  DAC AND PVFP                              435,257            0            0      435,257          952            0      436,209
  SEPARATE ACCOUNT ASSETS                 3,293,343            0            0    3,293,343            0            0    3,293,343
  INVESTMENT IN DISCONT. OPERATIONS               0            0            0            0            0            0            0
  OTHER ASSETS                               95,902       15,847            0      111,749        8,383       12,529      132,661
                                         ----------    ---------    ---------   ----------    ---------    ---------   ----------
    TOTAL ASSETS                         12,754,025      721,633     (650,769)  12,824,889    1,548,780     (975,786)  13,397,883
                                         ----------    ---------    ---------   ----------    ---------    ---------   ----------
                                         ----------    ---------    ---------   ----------    ---------    ---------   ----------

LIABILITIES
  RES. FOR FUTURE POLICYHOLDER BEN.:
    ANNUITIES AND SPL                     5,141,096            0            0    5,141,096            0            0    5,141,096
    GICs                                  1,739,683            0            0    1,739,683      283,365            0    2,023,048
  CLAIMS & OTHER POLICYHOLDERS' FUNDS         7,633            0            0        7,633            0            0        7,633
  NOTES PAYABLE:
    L-TERM NOTES AND DEBENTURES                   0            0            0            0      225,000            0      225,000
    CMO                                     182,784            0            0      182,784      264,988     (264,988)     182,784
    SECURED NOTES PAYABLE                         0            0            0            0            0            0            0
    BANK NOTES                                  524       25,919            0       26,443            0            0       26,443
    REVERSE REPURCHASE AGREEMENTS                 0            0            0            0            0            0            0
  SUBORDINATED DEBENTURES                         0            0            0            0            0            0            0
  SEPARATE ACCOUNT LIABILITIES            3,293,343            0            0    3,293,343            0            0    3,293,343
  DUE TO/FROM AFFILIATES                     36,559      (13,072)          18       23,505      (19,239)      (4,266)           0
  OTHER LIABILITIES                       1,603,258       24,882          (27)   1,628,113       92,101            0    1,720,214
  FEDERAL INCOME TAXES:
    CURRENT                                 (27,684)       8,175            0      (19,509)      18,077       12,529       11,097
    DEFERRED                                 43,501       (8,688)           0       34,813        2,344            0       37,157
                                         ----------    ---------    ---------   ----------    ---------    ---------   ----------
    TOTAL LIABILITIES                    12,020,697       37,216           (9)  12,057,904      866,636     (256,725)  12,667,815
                                         ----------    ---------    ---------   ----------    ---------    ---------   ----------

SHAREHOLDERS' EQUITY:
  PREFERRED STOCK                                 0       48,700            0       47,700      218,500            0      267,200
  NON-TRANSFER CLASS B STOCK                      0            0            0            0        6,834            0        6,834
  COMMON STOCK                                5,637            0       (5,637)           0       25,179           (4)      25,179
  CONTRIBUTED CAPITAL                       278,420      366,935     (278,420)     366,935       98,051     (367,711)      97,275
  URCG (L)                                    2,675        2,673       (2,675)       2,673        2,211       (2,673)       2,211
  URCG (L) K&B WARRANTS                       6,142        6,142       (6,142)       6,142        6,142       (6,142)       6,142
  RETAINED EARNINGS                         440,454      259,963     (357,886)     342,531      325,227     (342,531)     325,227
                                         ----------    ---------    ---------   ----------    ---------    ---------   ----------
    TOTAL SHAREHOLDERS' EQUITY              733,328      684,417     (650,760)     766,985      682,144     (719,061)     730,068
                                         ----------    ---------    ---------   ----------    ---------    ---------   ----------
    TOTAL LIAB. & SH EQUITY              12,754,025      721,633     (650,769)  12,824,889    1,548,780     (975,786)  13,397,883
                                         ----------    ---------    ---------   ----------    ---------    ---------   ----------
                                         ----------    ---------    ---------   ----------    ---------    ---------   ----------

                                      1-37

                                   BROAD INC.
                         CONSOLIDATING INCOME STATEMENT
                               September 30, 1992
                                 (IN THOUSANDS)



                                            SUN                        FIRST       BROKER/      ASSSET
                                            LIFE        ANLIC           SUN        DEALER       MANAGER       TRUST       ELIM-
                                           CONSOL       CONSOL        AMERICA      CONSOL       CONSOL       COMPANY     INATIONS
INVESTMENT SPREAD
  Investment income                         525,518      158,436        6,472          620          742        8,972       (3,112)
    Less: Credit losses                       6,000            0            0            0            0            0            0
                                           --------------------------------------------------------------------------------------
  Subtotal investment income                519,518      158,436        6,472          620          742        8,972       (3,112)
  Less: Interest - senior debt               17,867        1,452            0            0            0           45       (3,112)
        Interest - subordinated de                0            0            0            0            0            0            0
        Interest - accumulated val          363,204      119,781        4,104            0            0            0            0
        Interest - trust deposits                 0            0            0            0            0        4,256            0
        Preferred dividends                       0            0            0            0            0            0            0
                                           --------------------------------------------------------------------------------------
  NET INVESTMENT SPREAD                     138,447       37,203        2,368          620          742        4,671            0

  OTHER REVENUE
    Net Realized gains (losses               17,881      (23,364        3,489            0          615         (209)           0
    Elimination gains (losses)                   15       (7,708)           0            0            0            0            0
    Equity in earnings of aff.                    0            0            0            0            0            0            0
    Net Retained Commissions                    (87)        (215)         (40)      19,508          300            0            0
    Variable annuity fees                         0       57,626           40            0            0            0            0
    Asset management fees                         0            0            0            0       25,269            0            0
    Trust fees                                    0            0            0            0            0       11,041            0
    Surrender charges                         7,063        7,201           27            0            0            0            0
    Other income (expenses), n               (8,320)      (1,830)         574        3,638          993        1,803            0
                                           --------------------------------------------------------------------------------------
  TOTAL OTHER REVENUE                        16,552       31,710        4,090       23,146       27,177       12,635            0
                                           --------------------------------------------------------------------------------------

  EXPENSES
    General and administrative               53,696       28,754        1,584       21,170       13,768       12,497            0
    Amortization of DAC                      27,676       14,267        2,356            0        3,957            0            0
                                           --------------------------------------------------------------------------------------
                                             81,372       43,021        3,940       21,170       17,725       12,497            0

  INCOME BEFORE INCOME TAXES                 73,627       25,892        2,518        2,596       10,194        4,809            0

  INCOME TAXES (BENEFIT):
    Current                                  21,628        5,106        2,140        2,315      (10,560)       1,860            0
    Deferred                                   (828)       1,494       (1,290)        (494)      14,883           40            0
                                           --------------------------------------------------------------------------------------
  *******NET INCOME*******                   52,827       19,292        1,668          775        5,871        2,909            0
                                           --------------------------------------------------------------------------------------
                                           --------------------------------------------------------------------------------------


                                            CONSOL       NON-                   SUNAMERICA
                                            IDATED     REGULATED     ELIM-         CORP       BROAD INC.     ELIM-      BROAD INC.
                                           REGULATED    CONSOL      INATIONS      CONSOL       (PARENT)     INATIONS      CONSOL
INVESTMENT SPREAD
  Investment income                         697,648        4,377            0      702,025       79,992      (13,004)     769,013
    Less: Credit losses                       6,000            0            0        6,000            0            0        6,000
                                           --------------------------------------------------------------------------------------
  Subtotal investment income                691,648        4,377            0      696,025       79,992      (13,004)     763,013
  Less: Interest - senior debt               16,252        1,584            0       17,836       28,392      (13,004)      33,224
        Interest - subordinated de                0            0            0            0        3,941            0        3,941
        Interest - accumulated val          487,089            0            0      487,089       15,119            0      502,208
        Interest - trust deposits             4,256            0            0        4,256            0            0        4,256
        Preferred dividends                       0        4,630            0        4,630            0            0        4,630
                                           --------------------------------------------------------------------------------------
  NET INVESTMENT SPREAD                     184,051       (1,837)           0      182,214       32,540            0      214,754

  OTHER REVENUE
    Net Realized gains (losses               (1,588)      (7,506)           0       (9,094)     (39,577)           0      (48,671)
    Elimination gains (losses)               (7,693)           0            0       (7,693)           0            0       (7,693)
    Equity in earnings of aff.                    0            0            0            0       79,894      (79,894)          (0)
    Net Retained Commissions                 19,466            0            0       19,466         (611)           0       18,855
    Variable annuity fees                    57,666            0            0       57,666            0            0       57,666
    Asset management fees                    25,269            0            0       25,269            0            0       25,269
    Trust fees                               11,041            0            0       11,041            0            0       11,041
    Surrender charges                        14,291            0            0       14,291            0            0       14,291
    Other income (expenses), n               (3,142)       2,040            0       (1,102)       3,484            0        2,382
                                           --------------------------------------------------------------------------------------
  TOTAL OTHER REVENUE                       115,310       (5,466)           0      109,844       43,190      (79,894)      73,140
                                           --------------------------------------------------------------------------------------

  EXPENSES
    General and administrative              131,469          445            0      131,914        1,144            0      133,058
    Amortization of DAC                      48,256            0            0       48,256          119            0       48,375
                                           --------------------------------------------------------------------------------------
                                            179,725          445            0      180,170        1,263            0      181,433

  INCOME BEFORE INCOME TAXES                119,636       (7,748)           0      111,888       74,467      (79,894)     106,461

  INCOME TAXES (BENEFIT):
    Current                                  22,489        2,566            0       25,055       25,813            0       50,868
    Deferred                                 13,805       (6,866)           0        6,939      (23,507)           0      (16,568)
                                           --------------------------------------------------------------------------------------
  *******NET INCOME*******                   83,342       (3,448)           0       79,894       72,161      (79,894)      72,161
                                           --------------------------------------------------------------------------------------
                                           --------------------------------------------------------------------------------------

                                      1-38

           BROAD INC. (PARENT) & NON-REGULATED AFFILIATES CONSOLIDATED  10/22/92
                       LEGAL CONSOLIDATING BALANCE SHEET                01:57 PM
                               September 30, 1992
                                 (IN THOUSANDS)


                                                           SUN                      SUN             SUN
                                          BROAD INC.     AMERICA        SLG       AMERICA         AMERICA      ALIGP
                                           (PARENT)       CORP.                  FINANCIAL          ADV        CORP
ASSETS:
  BONDS, NOTES AND REDEM PREF STOCK         213,981        2,501            0       12,693            0            0
  SENIOR SECURED BANK LOANS                       0            0            0            0            0            0
  COMMON STOCKS, AT MARKET VALUE              1,038            0            0          134            0            0
  KBHC WARRANTS, AT MARKET VALUE                  0            0            0            0            0            0
  SHORT-TERM INVESTMENTS                     91,397       11,441            0        1,565            0            0
  CASH                                       13,801            0            0            4            0            0
  MORTGAGE LOANS                              1,981            0            0            0            0            0
  POLICY LOANS                                    0            0            0            0            0            0
  REAL ESTATE                               (29,530)           0            0            0            0            0
  OTHER INVESTED ASSETS                     278,894            0            0        5,824            0           26
                                          ---------    ---------    ---------    ---------    ---------    ---------
    TOTAL INVESTMENTS                       571,562       13,942            0       20,220            0           26

  INVESTMENTS IN AFFILIATES                 700,430      790,951            0       17,176            0          776
  ACCRUED INVESTMENT INCOME                   5,448            0            0          494            0            0
  DAC AND PVFP                                  952            0            0            0            0            0
  SEPARATE ACCOUNT ASSETS                         0            0            0            0            0            0
  INVESTMENT IN DISCONTINUED OPERATIONS           0            0            0            0            0            0
  OTHER ASSETS                                8,383          726            0        7,198            0        2,000
                                          ---------    ---------    ---------    ---------    ---------    ---------
    TOTAL ASSETS                          1,286,775      805,619            0       45,088            0        2,802
                                          ---------    ---------    ---------    ---------    ---------    ---------
                                          ---------    ---------    ---------    ---------    ---------    ---------

LIABILITIES:
  RES. FOR FUTURE POLICYHOLDER BEN.:
    ANNUITIES AND SPL                             0            0            0            0            0            0
    GICs                                    283,365            0            0            0            0            0
  CLAIMS & OTHER POLICYHOLDERS' FUNDS             0            0            0            0            0            0
  NOTES PAYABLE:
    LONG-TERM NOTES AND DEBENTURES          225,000            0            0            0            0            0
    COLLATERALIZED MORTGAGE OBLIGATION            0            0            0            0            0            0
    SECURED NOTES PAYABLE                         0            0            0            0            0            0
    BANK NOTES                                    0       25,919            0            0            0            0
    REVERSE REPURCHASE AGREEMENTS                 0            0            0            0            0            0
  SUBORDINATED DEBENTURES                         0            0            0            0            0            0
  SEPARATE ACCOUNT LIABILITIES                    0            0            0            0            0            0
  DUE TO/FROM AFFILIATES                    (19,321)           0            0      (13,072)           0            0
  OTHER LIABILITIES                          95,944        2,859            0       22,023            0            0
  FEDERAL INCOME TAXES:
    CURRENT                                   9,619        5,842            0        3,051            0           46
    DEFERRED                                 10,802       (1,837)           0       (6,383)           0            0
                                          ---------    ---------    ---------    ---------    ---------    ---------
    TOTAL LIABILITIES                       605,409       32,783            0        5,619            0           46
                                          ---------    ---------    ---------    ---------    ---------    ---------

SHAREHOLDERS' EQUITY:
  PREFERRED STOCK                           218,500       48,700            0            0            0            0
  NON-TRANSFER CLASS B STOCK                  6,834            0            0            0            0            0
  COMMON STOCK                               25,179            4            0            0            0            0
  CONTRIBUTED CAPITAL                        97,275      366,935            0       76,564            0        2,756
  URCG (L) ON OTHER EQUITY SECURITIES         2,211        2,673            0           (2)           0            0
  URCG (L) ON KBHC WARRANTS                   6,142        6,142            0            0            0            0
  RETAINED EARNINGS                         325,225      348,382            0      (37,093)           0            0
                                          ---------    ---------    ---------    ---------    ---------    ---------
    TOTAL SHAREHOLDERS' EQUITY              681,366      772,836            0       39,469            0        2,756
                                          ---------    ---------    ---------    ---------    ---------    ---------
    TOTAL LIAB. & SH EQUITY               1,286,775      805,619            0       45,088            0        2,802
                                          ---------    ---------    ---------    ---------    ---------    ---------
                                          ---------    ---------    ---------    ---------    ---------    ---------


                                                                                             BROAD INC.
                                                                                             (PARENT) &
                                                                                              NON-REG
                                            1401         KBHS          N/A        ELIM-      AFFILIATES
                                          SEPULVEDA     (OLDCO)                  INATIONS   CONSOLIDATED
ASSETS:
  BONDS, NOTES AND REDEM PREF STOCK               0            0            0            0      229,175
  SENIOR SECURED BANK LOANS                       0            0            0            0            0
  COMMON STOCKS, AT MARKET VALUE                  0            0            0            0        1,172
  KBHC WARRANTS, AT MARKET VALUE                  0            0            0            0            0
  SHORT-TERM INVESTMENTS                          0            0            0            0      104,403
  CASH                                            0            0            0            0       13,805
  MORTGAGE LOANS                                  0            0            0            0        1,981
  POLICY LOANS                                    0            0            0            0            0
  REAL ESTATE                                     0            0            0            0      (29,530)
  OTHER INVESTED ASSETS                           0            0            0            0      284,744
                                          -------------------------------------------------------------
    TOTAL INVESTMENTS                             0            0            0            0      605,750

  INVESTMENTS IN AFFILIATES                       0            0            0     (773,521)     735,812
  ACCRUED INVESTMENT INCOME                       0            0            0            0        5,942
  DAC AND PVFP                                    0            0            0            0          952
  SEPARATE ACCOUNT ASSETS                         0            0            0            0            0
  INVESTMENT IN DISCONTINUED OPERATIONS           0            0            0            0            0
  OTHER ASSETS                                1,412        4,511            0            0       24,230
                                          ---------    ---------    ---------    ---------    ---------
    TOTAL ASSETS                              1,412        4,511            0     (773,521)   1,372,686
                                          ---------    ---------    ---------    ---------    ---------
                                          ---------    ---------    ---------    ---------    ---------

LIABILITIES:
  RES. FOR FUTURE POLICYHOLDER BEN.:
    ANNUITIES AND SPL                             0            0            0            0            0
    GICs                                          0            0            0            0      283,365
  CLAIMS & OTHER POLICYHOLDERS' FUNDS             0            0            0            0            0
  NOTES PAYABLE:
    LONG-TERM NOTES AND DEBENTURES                0            0            0            0      225,000
    COLLATERALIZED MORTGAGE OBLIGATION            0            0            0            0            0
    SECURED NOTES PAYABLE                         0            0            0            0            0
    BANK NOTES                                    0            0            0            0       25,919
    REVERSE REPURCHASE AGREEMENTS                 0            0            0            0            0
  SUBORDINATED DEBENTURES                         0            0            0            0            0
  SEPARATE ACCOUNT LIABILITIES                    0            0            0            0            0
  DUE TO/FROM AFFILIATES                          0            0            0            0      (32,393)
  OTHER LIABILITIES                               0            0            0           (5)     120,821
  FEDERAL INCOME TAXES:
    CURRENT                                       0         (764)           0            0       17,794
    DEFERRED                                      0         (468)           0            0        2,114
                                          ---------    ---------    ---------    ---------    ---------
    TOTAL LIABILITIES                             0       (1,232)           0           (5)     642,620
                                          ---------    ---------    ---------    ---------    ---------

SHAREHOLDERS' EQUITY:
  PREFERRED STOCK                                 0            0            0            0      267,200
  NON-TRANSFER CLASS B STOCK                      0            0            0            0        6,834
  COMMON STOCK                                    0            0            0           (4)      25,179
  CONTRIBUTED CAPITAL                         1,412        8,907            0     (456,574)      97,275
  URCG (L) ON OTHER EQUITY SECURITIES             0            0            0       (2,671)       2,211
  URCG (L) ON KBHC WARRANTS                       0            0            0       (6,142)       6,142
  RETAINED EARNINGS                               0       (3,164)           0     (308,125)     325,225
                                          ---------    ---------    ---------    ---------    ---------
    TOTAL SHAREHOLDERS' EQUITY                1,412        5,743            0     (773,516)     730,066
                                          ---------    ---------    ---------    ---------    ---------
    TOTAL LIAB. & SH EQUITY                   1,412        4,511            0     (773,521)   1,372,686
                                          ---------    ---------    ---------    ---------    ---------
                                          ---------    ---------    ---------    ---------    ---------

        Other liabilities includes SAF's cash overdraft of $14.2 million.

                                      9-22

           BROAD INC. (PARENT) & NON-REGULATED AFFILIATES CONSOLIDATED  10/22/92
                      LEGAL CONSOLIDATING INCOME STATEMENT              01:58 PM
                               September 30, 1992
                                 (IN THOUSANDS)

                                                           SUN                      SUN            SUN
                                          BROAD INC.     AMERICA        SLG       AMERICA        AMERICA       ALIGP
                                           (PARENT)       CORP.                  FINANCIAL         ADV         CORP
INVESTMENT SPREAD
  Investment income                          63,945          864            0        3,468            0           45
    Less: Credit losses                           0            0            0            0            0            0
                                          --------------------------------------------------------------------------
  Subtotal investment income                 63,945          864            0        3,468            0           45
  Less: Interest on senior debt              15,388        1,584            0            0            0            0
        Interest on subordinated deb          3,941            0            0            0            0            0
        Interest on accumulated valu         15,119            0            0            0            0            0
        Interest on trust deposits                0            0            0            0            0            0
        Preferred dividends                       0        4,630            0            0            0            0
                                          --------------------------------------------------------------------------
  NET INVESTMENT SPREAD                      29,497       (5,350)           0        3,468            0           45

  OTHER REVENUE

    Net Realized gains (losses)             (39,577)         (59)           0       (6,651)           0            0
    Elimination gains (losses)                    0            0            0            0            0            0
    Equity in earnings of aff.               54,629       90,143            0       (1,319)           0            0
    Net Retained Commissions                   (611)           0            0            0            0            0
    Variable annuity fees                         0            0            0            0            0            0
    Asset management fees                         0            0            0            0            0            0
    Trust fees                                    0            0            0            0            0            0
    Surrender charges                             0            0            0            0            0            0
    Other income (expenses), net              5,550           (2)           0        1,952            0           90
                                          --------------------------------------------------------------------------
  TOTAL OTHER REVENUE                        19,991       90,082            0       (6,018)           0           90
                                          --------------------------------------------------------------------------

  EXPENSES
    General and administrative                  167           32            0          413            0            0
    Amortization of DAC                         119            0            0            0            0            0
                                          --------------------------------------------------------------------------
                                                286           32            0          413            0            0
                                          --------------------------------------------------------------------------

  INCOME BEFORE INCOME TAXES                 49,202       84,700            0       (2,963)           0          135

  INCOME TAXES (BENEFIT):
    Current                                  17,355         (270)           0        2,783            0           46
    Deferred                                (15,049)           0            0       (6,847)           0            0
                                          --------------------------------------------------------------------------
  *******NET INCOME*******                   46,896       84,970            0        1,101            0           89
                                          --------------------------------------------------------------------------
                                          --------------------------------------------------------------------------
                                                                                             BROAD INC.
                                                                                             (PARENT) &
                                                                                              NON-REG
                                            1401         KBHS          N/A        ELIM-      AFFILIATES
                                          SEPULVEDA     (OLDCO)                  INATIONS   CONSOLIDATED
INVESTMENT SPREAD
  Investment income                               0            0            0            0       68,322
    Less: Credit losses                           0            0            0            0            0
                                         --------------------------------------------------------------
  Subtotal investment income                      0            0            0            0       68,322
  Less: Interest on senior debt                   0            0            0            0       16,972
        Interest on subordinated deb              0            0            0            0        3,941
        Interest on accumulated valu              0            0            0            0       15,119
        Interest on trust deposits                0            0            0            0            0
        Preferred dividends                       0            0            0            0        4,630
                                         --------------------------------------------------------------
  NET INVESTMENT SPREAD                           0            0            0            0       27,660

  OTHER REVENUE

    Net Realized gains (losses)                   0         (796)           0            0      (47,083)
    Elimination gains (losses)                    0            0            0            0            0
    Equity in earnings of aff.                    0            0            0      (85,375)      58,078
    Net Retained Commissions                      0            0            0            0         (611)
    Variable annuity fees                         0            0            0            0            0
    Asset management fees                         0            0            0            0            0
    Trust fees                                    0            0            0            0            0
    Surrender charges                             0            0            0            0            0
    Other income (expenses), net                  0            0            0            0        7,590
                                         --------------------------------------------------------------
  TOTAL OTHER REVENUE                             0         (796)           0      (85,375)      17,974
                                         --------------------------------------------------------------

  EXPENSES
    General and administrative                    0            0            0            0          612
    Amortization of DAC                           0            0            0            0          119
                                         --------------------------------------------------------------
                                                  0            0            0            0          731
                                         --------------------------------------------------------------

  INCOME BEFORE INCOME TAXES                      0         (796)           0      (85,375)      44,903

  INCOME TAXES (BENEFIT):
    Current                                       0            7            0            0       19,921
    Deferred                                      0          (19)           0            0      (21,915)
                                         --------------------------------------------------------------
  *******NET INCOME*******                        0         (784)           0      (85,375)      46,896
                                         --------------------------------------------------------------
                                         --------------------------------------------------------------

                                      9-23